UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CNB Financial Corporation

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P.O. Box 42

Clearfield, PA 16830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNB FINANCIAL CORPORATION will be held at the Main Office of CNB Bank, One South Second Street, Clearfield, PA 16830 on Tuesday, April 16, 2019, at 2:00 P.M. for the following purposes:

1.	ELECTION OF DIRECTORS: To elect three Class 2 directors to serve until the Annual Meeting in the year 2022 or until their respective successors are elected and qualified.

2.

DIRECTOR ELECTION CHARTER AMENDMENT: To amend our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to specify the voting standard to be used in the election of directors to the Board of Directors (the “Director Election Charter Amendment”).

3.

UNCERTIFICATED SHARES CHARTER AMENDMENT: To amend our Articles of Incorporation to authorize the issuance of uncertificated shares of any or all classes and series of the Corporation’s shares (the “Uncertificated Shares Charter Amendment”).

4.

BYLAWS AMENDMENT: To amend the CNB Financial Corporation Bylaws (the “Bylaws”) to decrease the percentage of shareholders needed to call a special meeting of the shareholders from 50% to 20% (the “Bylaws Amendment”).

5.	CNB FINANCIAL CORPORATION 2019 OMNIBUS INCENTIVE PLAN: To approve adoption of the CNB Financial Corporation 2019 Omnibus Incentive Plan.

6.

SAY-ON-PAY VOTE: To vote on a non-binding advisory resolution on the compensation program for CNB Financial Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the Proxy Statement (a “say-on-pay” vote).

7.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019.

8.	TRANSACTION OF OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of CNB Financial Corporation fixed February 26, 2019, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

The Annual Report on Form 10-K for the year ended December 31, 2018, the Annual Report Highlights, and the Proxy Statement and form of proxy for the meeting are enclosed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE. THE BOARD RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN AND EIGHT DESCRIBED ABOVE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SO NOTIFYING THE SECRETARY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board,

        Richard L. Greslick, Jr., Secretary

Clearfield, Pennsylvania

March 13, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held April 16, 2019. This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our 2018 Annual Report are available free of charge on the Investor Relations section of our website (www.cnbbank.bank).

CNB FINANCIAL CORPORATION

1 SOUTH SECOND STREET

CLEARFIELD, PA 16830-0042

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

TUESDAY, APRIL 16, 2019, 2:00 p.m.

ABOUT THE MEETING

General Information

This Proxy Statement is furnished to shareholders of CNB Financial Corporation (the “Corporation” or the “Holding Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the “Board”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 16, 2019 at 2:00 p.m.

The Corporation is a Pennsylvania business corporation and a financial holding company registered with the Federal Reserve Board and has its principal offices at CNB Bank, Clearfield, Pennsylvania 16830. The subsidiaries of the Corporation are CNB Bank (“CNB Bank” or the “Bank”), CNB Securities Corporation, CNB Risk Management, Inc., Holiday Financial Services Corporation and CNB Insurance Agency.

Unless otherwise directed, proxies solicited hereby will be voted FOR the election as directors of the nominees named under the caption: “Proposal 1. Election of Directors,” FOR approval of the Director Election Charter Amendment, FOR approval of the Uncertificated Shares Charter Amendment, FOR approval of the Bylaws Amendment, FOR approval of the CNB Financial Corporation 2019 Omnibus Incentive Plan, FOR approval of the non-binding advisory resolution on the compensation program for our NEOs (as defined below), and FOR ratification of the appointment of our independent registered public accounting firm for the year 2019. The Board is not aware of any other matters which will be presented for action at the meeting, but the persons named in the proxies intend to vote or act according to their discretion with respect to any other proposal which may be presented for shareholder action.

Solicitation

The enclosed proxy is being solicited by the Board. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Corporation. In addition to the solicitation of proxies by use of mail, directors, officers or other employees of the Corporation may solicit proxies personally or by telephone and the Corporation may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing. Directors, officers, or other employees so utilized will not receive special compensation for such efforts. The date on which this Proxy Statement and the accompanying form of proxy was first mailed to shareholders was March 13, 2019.

Quorum; Voting

A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting. Abstentions are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter is required for the approval of all matters under consideration at the annual meeting. Shareholders have one vote for each share held.

Revocation of Proxies

The enclosed proxy is revocable at any time prior to the actual voting of such proxy by the filing of a written notice revoking it, or a duly executed proxy bearing a later date, with Richard L. Greslick, Jr., the Secretary of the Corporation. In the event your proxy is mailed and you attend the meeting, you have the right to revoke your proxy and cast your vote personally. All properly executed proxies delivered to us pursuant to this solicitation will be voted at the meeting in accordance with your instructions, if any.

Eligibility to Vote; Record Date

The securities that can be voted at the annual meeting consist of shares of common stock of the Corporation with each share entitling its owner to one vote on all matters properly presented at the meeting. There is no cumulative voting of shares. The Board has fixed the close of business on February 26, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, there were 15,239,527 shares of common stock then outstanding and eligible to be voted at the annual meeting. As of that date, all executive officers and directors of the Corporation as a group (17 persons) beneficially owned 582,582 shares, or 3.8%, of the total number of outstanding shares.

Procedures

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other trustee or nominee. In most cases, you will be able to do this by using the internet, by telephone or by mail.

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Voting by internet or telephone – You may submit your proxy over the internet or by telephone by following the instructions for internet or telephone voting provided with your proxy materials and on your proxy card or voter instruction form.

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Voting by mail – You may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

Under current New York Stock Exchange (“NYSE”) rules, which govern NYSE brokerage members, the proposal to ratify the appointment of independent auditors (Proposal 7) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions in accordance with NYSE rules. In contrast, the proposals with respect to the election of directors (Proposal 1), the Director Election Charter Amendment (Proposal 2), the Uncertificated Shares Charter Amendment (Proposal 3), the Bylaws Amendment (Proposal 4), the CNB Financial Corporation 2019 Omnibus Incentive Plan (Proposal 5) and “say-on-pay” (Proposal 6), are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for these proposals.

Obtaining an Annual Report on Form 10-K

The Corporation is required to file an Annual Report on Form 10-K (the “Form 10-K”) for the 2018 fiscal year with the U.S. Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Richard L. Greslick, Jr., Secretary, CNB Financial Corporation, P.O. Box 42, Clearfield, Pennsylvania 16830. Our annual report is also available free of charge on the Investor Relations section of our website (www.cnbbank.bank).

PROPOSAL 1. ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the Board shall consist of not less than nine nor more than twenty-four persons. The Board has acted to fix the number of directors for the ensuing year at eleven.

The Bylaws further provide that the Board shall be classified into three classes with each class consisting of not less than three nor more than eight directors. The Board has elected to fix the number of Class 2 directors at three and the number of Class 1 and Class 3 directors at four. One class of directors is to be elected annually for a three-year term. The three nominees named below are nominated to serve as Class 2 directors to hold office for a three-year term expiring at the third succeeding annual meeting (in the year 2022). Each nominee has consented to be named as a nominee and has agreed to serve if elected. If, for any reason, any of the nominees named below should become unavailable to serve, the enclosed proxy will be voted for the remaining nominees and such other person or persons as the Board may select among those recommended by the Corporate Governance/Nominating Committee.

Information as to Nominees and Other Directors

The following tables set forth the names of the nominees for election as directors and the current directors of the Corporation. Also set forth in the tables is certain other information with respect to each such person’s age at December 31, 2018, the periods during which such person has served as a director of the Corporation and positions currently held with the Corporation.

Following the tables are biographies of each of the nominees and continuing directors which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance/Nominating Committee and the Board to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. “Independent” directors are those who, in the Board’s judgment, meet the standards for independence as required by NASDAQ.

NOMINEES: Class 2 directors for three year terms expiring at the time of the annual meeting in 2022.

Name	Age at December 31, 2018	Business Experience (Past Five Years)	Positions Held at CNB	Director Since
Richard L. Greslick, Jr.	42	Senior Executive Vice President, Chief Support Officer and Secretary, CNB Financial Corp. and CNB Bank	Senior Executive Vice President, Chief Support Officer and Secretary, CNB Financial Corp. and CNB Bank	1/1/2012
Deborah Dick Pontzer Independent Director	58	Economic Development and Workforce Specialist for Congressman Glenn Thompson	—	6/10/03
Nicholas N. Scott Independent Director	46	Vice President/Owner Scott Enterprises (Hospitality Industry)	—	5/14/13

Richard L. Greslick, Jr., has been with the Corporation since 1998 and previously served as Controller and Vice President of Operations of CNB Bank. In 2009, Mr. Greslick was named Vice President of Administration of CNB Bank and Secretary of the Corporation. In July 2010, Mr. Greslick was named Senior Vice President of Administration of CNB Bank. In December 2012, Mr. Greslick was named Senior Executive Vice President and Chief Support Officer (“CSO”) of CNB Bank. Mr. Greslick holds a Bachelor of Science in Accounting from Indiana University of Pennsylvania and is a 2009 graduate of the American Bankers Association’s Stonier National Graduate School of Banking in Philadelphia, PA. Mr. Greslick has served and continues to serve on various boards within the community. Mr. Greslick’s experience as an executive of the Corporation provides him with thorough knowledge of the Corporation’s opportunities, challenges and operations.

Deborah Pontzer is an Economic Development and Workforce Specialist for Congressman Glenn Thompson. In that capacity, she works with business, industry, and communities to identify and obtain the resources necessary for continued economic development and growth. Her prior experience is in higher education and public accounting, including working as a senior associate in the Business Investigation Services Group for a Big 4 international firm. Ms. Pontzer also served as executive director for the Community Education Council of Elk and Cameron Counties, and her duties included preparation of budgetary, financial, and statistical data, as well as income and payroll tax reporting. Mr. Pontzer served as director of Outreach and Business Services for the University of Pittsburgh at Bradford. In that position, she supervised staff who prepared prospective financial statements for small businesses and entrepreneurs, managed grant funds, and oversaw the operation of the adult continuing education division. She is active in her community and currently serves as a Trustee for The Stackpole-Hall Foundation, including services on the foundation’s Audit and Investment Committees. Ms. Pontzer earned a B.A. from Mount Holyoke College and an M.B.A. from the American Graduate School of International Management. Ms. Pontzer’s experience as Economic Development and Workforce Specialist for Congressman Glenn Thompson enables her to provide valuable perspective to the Board.

Nicholas N. Scott is Vice President/Owner of Scott Enterprises of Erie, PA. Mr. Scott has served in this role since 1995. Mr. Scott serves on the UPMC Hamot Health Foundation Board of Trustees, Penn State Behrend Council of Fellows Executive Board, Visit Erie Board of Directors, Erie Regional Chamber and Growth Partnership Board of Directors, and the Pennsylvania Free Enterprise Week Board of Directors. He also lends his expertise to the United Way’s Success by 6 Committee, and the Pennsylvania Early Learning Investment Commission. As a business leader responsible for operations and development of the third-generation family owned hospitality business, Mr. Scott applies his expertise in strategic planning and provides leadership and guidance to the Board.

Vote Required

Under our Bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast (the number of shares voted FOR a director nominee must exceed the number of votes cast AGAINST that director nominee). For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast for or against a nominee’s election and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of directors.

If an incumbent director fails to be reelected by a majority of votes cast, that director is required under our Bylaws to promptly deliver to the Board his or her irrevocable offer to resign from the Board. The Board will consider such director’s offer to resign, taking into consideration any such factors that the Board deems relevant in deciding whether to accept such director’s resignation, including any recommendation of the Corporate Governance/Nominating Committee. The Board is required to act on such director’s resignation within 90 days after the election results are certified.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR each of the foregoing nominees.

The following Class 1 directors’ terms expire at the time of the annual meeting in 2020.

Name	Age at December 31, 2018	Business Experience (Past Five Years)	Positions Held at CNB	Director Since
Peter F. Smith Independent Director	64	Chairperson of the Board Attorney at Law	—	9/12/1989
Jeffrey S. Powell Independent Director	54	President, J.J. Powell, Inc. (Petroleum Distributor)	—	12/27/1994
Francis X. Straub, III Independent Director	58	Owner/Pharmacist/CFO/Director, St. Mary’s Pharmacy	—	4/19/2015
Peter C. Varischetti Independent Director	49	President, Varischetti Holdings, LP	—	7/1/2015

Peter F. Smith obtained his Bachelor of Arts from Williams College in 1976 and later graduated from the Dickinson School of Law in 1981. He joined his late father, William U. Smith, in the general practice of law in Clearfield after graduation. Mr. Smith has continued in the practice, representing a diverse group of businesses and their owners. He concentrates his practice on commercial transactions, real estate, mineral law, estate planning and related litigation. Mr. Smith has served on the Ethics Committee of the Pennsylvania Bar Association since 1994 and has authored numerous written opinions to assist other lawyers with ethical issues, and has been invited to speak as panelist by the Pennsylvania Bar Institute. Mr. Smith has served and continues to serve numerous charitable and public services organizations. Mr. Smith’s legal experience provides the Corporation’s Board with valuable insight into legal matters affecting it and its markets. Mr. Smith also brings strong corporate governance experience to the Board.

Jeffrey S. Powell serves as Audit Committee Chairperson. He is a graduate of The Pennsylvania State University where he earned a degree in Business Administration. He is currently the President of J.J. Powell Inc., a petroleum marketer, as well as Snappy’s Convenience Stores. Mr. Powell’s extensive executive experience in the petroleum marketing and retail convenience industry provide strong knowledge regarding finance, operations compliance and planning to the Board.

Francis X. Straub, III, managing executive officer and director of St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc., was appointed to the board of CNB Bank in November 2015. Mr. Straub brings a diverse background in healthcare and entrepreneurial culture, which began in his family’s pharmacy over 40 years ago. Mr. Straub holds a Bachelor of Science degree in the field of pharmacy from Duquesne University and has been a practicing, licensed pharmacist at St. Marys Pharmacy for over 30 years. He has served on numerous charitable and public service boards and currently serves as a member of the Board of Directors/Treasurer at Value Drug Company, Executive Team Board Member/Vice Chairperson at Penn Highlands Elk and Chairperson of the Board of PCC Management Holdings Inc. Additionally, Mr. Straub is involved with industrial manufacturing, oil and gas production, medical services and commercial real estate development.

Peter C. Varischetti, President of Varischetti Holdings, LP, was appointed to the board of CNB Bank and CNB Financial Corporation in July 2015. He has served on numerous charitable and public service boards and currently serves as director and officer of Guardian Elder Care Holdings, Inc., and chairperson of both the Brockway Schools and Community Education Foundation, and the Brockway Center for Arts & Technology. Mr. Varischetti is a board member of DuBois Central Catholic and serves on the Erie Diocesan Finance Council and the Parish Finance Council of St. Tobias Church. Mr. Varischetti serves on the board of directors for the Frank Varischetti Foundation, is a member of the Board of Trustees for the University of Pittsburgh and is chairperson of the School of Health and Rehabilitation Sciences Board of Visitors. Mr. Varischetti earned a Bachelor of Science in Business Administration and Psychology from the University of Pittsburgh.

The following Class 3 directors’ terms expire at the time of the annual meeting in 2021.

Name	Age at December 31, 2018	Business Experience (Past Five Years)	Positions Held at CNB	Director Since
Joseph B. Bower, Jr.	55	President and Chief Executive Officer, CNB Financial Corp. and CNB Bank	President and Chief Executive Officer, CNB Financial Corp. and CNB Bank	4/19/2005
Robert W. Montler Independent Director	67	Chairperson and CEO, Lee Industries (Manufacturer)	—	6/28/2005
Joel E. Peterson Independent Director	60	President, Clearfield Wholesale Paper (Wholesaler)	—	9/13/2011
Richard B. Seager Independent Director	61	President and CEO, Journey Health System (Mental Health)	—	12/14/2010

Joseph B. Bower, Jr., has been with the Corporation since 1997 and previously served as Chief Financial Officer and Chief Operating Officer of CNB Bank as well as Secretary and Treasurer of CNB Financial Corporation. In January 2010, he was named President and Chief Executive Officer of CNB Bank and CNB Financial Corporation. Mr. Bower previously worked as a certified public accountant and holds a Bachelor of Arts in Accounting from Lycoming College in Williamsport, Pennsylvania. Mr. Bower has served and continues to serve on various boards within the community. Mr. Bower’s position as President and Chief Executive Officer of the Corporation and his day to day leadership of the Corporation provides him with thorough knowledge of the Corporation’s opportunities, challenges and operations.

Robert W. Montler is Chairperson and CEO of Lee Industries. Mr. Montler is also President and CEO of Keystone Process Equipment, which purchases and refurbishes used process equipment for the pharmaceutical, cosmetic, food and chemical markets. In 1997, he started Keystone Process Equipment and also began a real estate development company known as Tipton Realty. Mr. Montler’s previous experience includes service in either a board or advisory board capacity for three other financial institutions, including services on audit committees for two of the institutions. In addition, Mr. Montler has an extensive background in executive level financial management, internal control over financial reporting, and the application of generally accepted accounting principles in the United States. He held a senior level audit position with a regional public accounting firm and has also worked as both controller and Executive VP/Chief Financial Officer for Lee Industries. As a result, the Board has determined that Mr. Montler qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and has designated Mr. Montler as such on the Corporation’s Audit Committee. Mr. Montler has served and continues to serve on various boards within the community. Mr. Montler’s experience as Chairperson and CEO of Lee Industries and President and CEO of Keystone Process Equipment provides him with extensive experience concerning conducting business in the Corporation’s markets.

Joel E. Peterson is a graduate of Pennsylvania State University with a major in Accounting and Marketing. He is the owner and President of Clearfield Wholesale Paper and participates in the governance of many community organizations. Mr. Peterson, by virtue of his executive service, brings meaningful corporate governance experience to the Board.

Richard B. Seager has over 25 years of experience in health care administration, consulting, and finance. Mr. Seager is actively involved in small business and community development activities throughout northwestern Pennsylvania, including service on various non-profit boards. Mr. Seager provides the Board with knowledge of the market area and strong governance experience as a result of his executive experience as President and CEO of Journal Health System.

There are no arrangements or understandings between any director and any other person pursuant to which he or she was selected as a director.

PROPOSAL 2. DIRECTOR ELECTION CHARTER AMENDMENT

We are asking our shareholders to amend our Articles of Incorporation to specify the voting standard to be used in the election of directors to the Board.

Our Articles of Incorporation do not provide a voting standard to be used in the election of directors to the Board. Pursuant to Article IV,
Section 4.02(b) of our Bylaws, directors are elected by the shareholders. In elections for directors, voting is by ballot and, if a quorum is present, directors are elected by a “majority of votes cast.” For the purposes of this Section 4.02(b), a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In the event of a contested election, directors are elected by a plurality of the votes cast. A contested election occurs if, as determined by the Board, the number of nominees exceeds the number of directors to be elected.

Section 1758(b) of the Pennsylvania Business Corporation Law (the “BCL”), however, provides that directors are elected by a plurality of the votes cast. To the extent a corporation’s articles of incorporation are inconsistent with the BCL, the articles of incorporation supersede. As such, we believe that amending our Articles of Incorporation to provide that directors will be elected by a “majority of votes cast” in an uncontested election and a plurality of votes cast in a contested election will eliminate any confusion between our Bylaws and the BCL.

After careful consideration, we believe that such action is in our best interests and in the best interests of our shareholders. The new Article 10 of our Articles of Incorporation will provide that directors are elected by a “majority of votes cast” in an uncontested election and a plurality of votes cast in a contested election. A copy of the proposed amendment to our Articles of Incorporation is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal.

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve this proposal. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR the proposal.

PROPOSAL 3. UNCERTIFICATED SHARES CHARTER AMENDMENT

We are asking our shareholders to amend our Articles of Incorporation to authorize the issuance of uncertificated shares of any or all classes and series of the Corporation’s shares.

Our Articles of Incorporation are silent as to whether the Corporation’s shares must be certificated. Section 1538(f) of the BCL permits any or all classes and series of a corporation’s shares to be uncertificated if the corporation expressly so provides in its articles of incorporation. We believe that amending our Articles of Incorporation to provide for the issuance of uncertificated shares of common stock will be more cost effective for the Corporation and more convenient for our shareholders.

We believe that such action is in our best interests and in the best interests of our shareholders. The new Article 11 of our Articles of Incorporation will provide for the issuance of uncertificated shares of any or all classes and series of the Corporation’s shares. A copy of the proposed amendment to our Articles of Incorporation is attached as Appendix B to this Proxy Statement and incorporated by reference into this proposal.

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve this proposal. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR the proposal.

PROPOSAL 4. BYLAWS AMENDMENT

We are asking our shareholders to amend our Bylaws to decrease the percentage of shareholders required to call a special meeting of the shareholders from 50% to 20%.

Pursuant to Article III, Section 3.03(a) of our Bylaws, special meetings of the shareholders may be called at any time (1) by the president of the Corporation or by order of the Board; or (2) upon the written request of shareholders entitled to cast at least 50% of the votes that all shareholders are entitled to cast at the particular meeting. Section 1755(b) of the BCL, however, provides that special meetings of the shareholders may be called at any time, unless otherwise provided in the corporation’s articles of incorporation, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. We believe that amending our Bylaws to lower the percentage of shareholders required to call a special meeting of the shareholders will eliminate any confusion between the Bylaws and the BCL.

After careful review, we believe that such action is in our best interests and in the best interests of our shareholders. If approved by the shareholders, Article III, Section 3.03(a) of the Bylaw will provide that special meetings of the shareholders may be called at any time (1) by the president of the Corporation or by order of the Board; or (2) upon the written request of shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. A copy of the proposed amendment to our Bylaws is attached as Appendix C to this Proxy Statement and incorporated by reference into this proposal.

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve this proposal. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR the proposal.

PROPOSAL 5. APPROVAL OF THE CNB FINANCIAL CORPORATION 2019 OMNIBUS INCENTIVE PLAN

We are asking our shareholders to consider and to approve adoption of the CNB Financial Corporation 2019 Omnibus Incentive Plan (the “2019 Plan”).

Upon recommendation of the Executive Compensation Committee of the Board (the “ECC”), the Corporation’s Board adopted the 2019 Plan on February 12, 2019, subject to and effective upon approval by the shareholders at the Annual Meeting. The Board believes that the 2019 Plan is important to our continued growth and success and that approval of the 2019 Plan is required for us to be able to continue to make equity awards to key persons in a size that the Board believes is necessary to accomplish our goals. The purpose of the 2019 Plan is to (i) provide eligible individuals with an incentive to contribute to the success of the Corporation and to operate and manage the Corporation’s business in a manner that will provide for the Corporation’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders, including its employees and customers, and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the 2019 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units, unrestricted stock, dividend equivalent rights, other equity-based awards, and cash bonus awards.

If our shareholders approve the 2019 Plan, the 2019 Plan will become effective on the date of the Annual Meeting, and the 2019 Plan will replace the CNB Financial Corporation 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”) as the means by which the Corporation makes equity awards to key persons. The 2009 Stock Incentive Plan automatically terminated in accordance with its terms on February 10, 2019.

If our shareholders do not approve the 2019 Plan, the 2019 Plan will not become effective, and we will no longer have an equity incentive plan under which to make equity awards to key persons. The Board believes that, if the 2019 Plan is not approved, our ability to align the interests of key persons with our shareholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people, or requiring us to shift our compensation plan to include more cash compensation.

Notable Features of the 2019 Plan

As described in more detail below, certain notable features of the 2019 Plan include:

•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;

•	granting of options or SARs with a ten-year maximum term;

•	no repricing of options or SARs without prior shareholder approval;

•	no vesting in dividends or dividend equivalent rights paid on unvested performance-based awards unless the underlying award vests;

•	no liberal share recycling;

•	no reload or “evergreen” share replenishment features; and

•	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year.

Summary of the Material Terms of the 2019 Plan

A summary of the material terms of the 2019 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2019 Plan, a copy of which is attached as Appendix D to this Proxy Statement and which is incorporated by reference into this proposal. We encourage shareholders to read and refer to the complete plan document in Appendix D for a more complete description of the 2019 Plan.

Effective Date; Term. If approved by our shareholders at the Annual Meeting, the 2019 Plan will become effective as of the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the 2019 Plan or extended with shareholder approval, the 2019 Plan will terminate on the day before the tenth anniversary of the Effective Date, April 15, 2029.

Administration of the 2019 Plan. The 2019 Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Corporation. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and for so long as our common stock is listed on the NASDAQ, an “independent director” under the NASDAQ listing rules. The Committee initially will be the ECC and may be a subcommittee of the ECC that satisfies the foregoing requirements.

The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Corporation who need not satisfy the requirements for membership above for certain limited purposes permitted by the 2019 Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the President and Chief Executive Officer of the Corporation and/or any other officers of the Corporation for certain limited purposes permitted by the 2019 Plan. The Board will retain the authority under the 2019 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2019 Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Except where the authority to act on such matters is specifically reserved to the Board under the 2019 Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2019 Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2019 Plan, any award, and any award agreement, including the authority to:

•	designate grantees of awards;

•	determine the type or types of awards to be made to a grantee;

•	determine the number of shares of our common stock subject to an award or to which an award relates;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement;

•	subject to the prohibition on repricing of options and SARs without shareholder approval, amend, modify, or supplement the terms of any outstanding award; and

•	make substitute awards.

Types of Awards. The 2019 Plan provides for the grant of options, SARs, restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights, other equity-based awards, and cash bonus awards.

Eligibility. All of our employees and the employees of our “subsidiaries” and “affiliates” (as defined in the 2019 Plan) are eligible to receive awards under the 2019 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2019 Plan, other than incentive stock options. As of February 28, 2019, there were 5 named executive officers, 9 non-employee directors, and approximately 556 employees of the Corporation and its subsidiaries who would be eligible to participate in the 2019 Plan.

Shares Reserved for Issuance. The maximum number of shares of common stock that may be issued under the 2019 Plan (the “Share Limit”) will be equal to the sum of (i) 300,000 shares of our common stock, plus (ii) the number of shares of our common stock available for future awards under the 2009 Stock Incentive Plan as of the Effective Date, plus (iii) the number of shares of our common stock related to awards outstanding under the 2009 Stock Incentive Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of our common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the 2019 Plan. The shares of our common stock that are issued under the 2019 Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.

Share Usage. Shares of our common stock that are subject to awards, including shares of stock acquired through dividend reinvestment, will be counted against the share limit as one share for every one share subject to the award. The number of shares subject to any SARs awarded under the 2019 Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise. The maximum number of shares issuable under a performance-based award will be counted against the share limit as of the grant date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the 2019 Plan. The share limit, however, will not be increased by the number of shares of our common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with the Corporation’s tax withholding obligations, or (iv) purchased by the Corporation with proceeds from option exercises.

Limits on Awards. The maximum number of shares of our common stock subject to options or SARs that may be granted under the 2019 Plan to any person (other than a non-employee director) in a calendar year is 120,000 shares. The maximum number of shares subject to awards other than options or SARs that are stock-denominated that may be granted under the 2019 Plan to any person (other than a non-employee director) in a calendar year is 40,000 shares.

Non-Employee Director Compensation Limits. The maximum number of shares of our common stock subject to awards that may be granted under the 2019 Plan in a calendar year to any non-employee director (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), taken together with any cash fees paid to such non-employee director during the calendar year, shall not exceed $250,000. The foregoing limitation, however, will not apply to the extent that a non-employee director has been or becomes an employee of the Corporation during the calendar year.

Adjustments. The number and kinds of shares of common stock for which awards may be made under the 2019 Plan, including the share limit and the individual share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Corporation on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Corporation.

Fair Market Value Determination. For so long as our common stock remains listed on the NASDAQ (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of our common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On February 26, 2019, the closing price of our common stock as reported on the NASDAQ was $28.08 per share.

Options. The 2019 Plan authorizes our Committee to grant “incentive stock options” (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any ten percent shareholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.

Generally, the term of an option will not exceed ten years from the grant date. If we were to grant incentive stock options to any ten percent shareholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified options, not for value, to family members pursuant to the terms and conditions of the 2019 Plan.

Stock Appreciation Rights. The 2019 Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by our Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2019 Plan.

Restricted Stock and Restricted Stock Units. The 2019 Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2019 Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.

A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the 2019 Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock subject to performance-based vesting or in dividend equivalent rights paid on unvested RSUs subject to performance-based vesting, unless and until the underlying performance-based awards vest.

Unrestricted Stock. The 2019 Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

Dividend Equivalent Rights. The 2019 Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2019 Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award that vests or is earned based on the achievement of performance goals may not vest or become payable until the underlying award vests.

Performance-Based Awards. The 2019 Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to performance-based awards that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.

Other Equity-Based Awards. The 2019 Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment. The exercise price for any option or the purchase price (if any) for restricted stock is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Corporation, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and, for the purchase price of restricted stock, service rendered to the Corporation or our affiliates.

Change in Control. If the Corporation experiences a “Change in Control” in which awards will not be assumed or continued by the surviving entity: (i) immediately before the Change in Control, other than performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered (subject to any limitations under Section 409A of the Code), and (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the Change in Control and terminate if unexercised upon the consummation of the Change in Control, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance-based awards will vest or become earned at the greater of (i) deemed achievement of target level performance, pro-rated based on service through the date of the Change in Control; and (ii) actual performance as of the date reasonably proximal to the date of consummation of the Change in Control. Other equity-based awards will be governed by the terms of the applicable award agreement.

If the Corporation experiences a “Change in Control” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price, and (ii) if the grantee’s service is terminated without “cause” (as defined in the 2019 Plan) within the twenty-four (24)-month period following the consummation of such Change in Control, the grantee’s award will be fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration of the award).

In summary, a “Change in Control” occurs under the 2019 Plan if:

•

any person, other than the Corporation or any affiliate, is or becomes the “beneficial owner,” directly or indirectly, of (i) 50% or more of the combined voting power of the Corporation’s then-outstanding securities or (ii) 25% or more, but less than 50%, of the combined voting power of the Corporation’s then-outstanding securities if the transaction giving rise to such beneficial ownership is not approved by the Board;

•

individuals who constitute the Board as of the Effective Date (and any new directors whose election or nomination has been approved by a majority of such directors) cease for any reason to constitute a majority of the members of such Board then in office;

•

the Corporation is consolidated or merged with another entity, regardless of whether the Corporation is the surviving entity, and excluding transactions in which the holders of securities that represented 100% of the combined voting power of the securities of the Corporation immediately prior to such transaction, own, directly or indirectly, at least a majority of the combined voting power of the securities of the surviving entity immediately after such transaction;

•	all or substantially all of the assets of the Corporation and its subsidiaries are, directly or indirectly, sold, leased, transferred, or otherwise conveyed to another person;

•	the liquidation, winding up, or dissolution of the Corporation.

Amendment, Suspension, and Termination. The Committee may amend or suspend the 2019 Plan at any time; provided that no amendment or suspension may materially impair the rights or obligations under outstanding awards, without the consent of the grantee. Our shareholders must approve any amendment to the 2019 Plan to the extent determined by the Board or if such approval is required under applicable law (including the NASDAQ regulations). Our shareholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules. The Board may terminate the 2019 Plan at any time; provided that no termination may materially impair the rights or obligations under outstanding awards, without the consent of the grantee.

No Repricing. Except in connection with certain corporate transactions involving the Corporation, the Corporation may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for, or substitution of, options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by our shareholders.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2019 Plan for grantees and the Corporation will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our shareholders. A grantee in the 2019 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or the Corporation. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the grantee or the Corporation. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights. The grant of a SAR will not be a taxable event for the grantee or the Corporation. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Corporation. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock. The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights. The grant of dividend equivalent rights will not be a taxable event for the grantee or the Corporation. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Cash Awards. The grant of a cash award will not be a taxable event for the grantee or the Corporation. A grantee who receives a cash award will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G of the Code. To the extent payments which are contingent on a Change in Control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Corporation’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2019 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2019 Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

New Awards

The awards, if any, that will be made to eligible grantees under the 2019 Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2019 Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2009 Stock Incentive Plan to our named executive officers in 2018, see the section below entitled “Outstanding Equity Awards at 2018 Fiscal Year-End.” For more information on the awards granted under the 2009 Stock Incentive Plan to our directors in 2018, see the section below entitled “2018 Non-Employee Director Compensation Table.”

Registration with the SEC

If the 2019 Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the 2019 Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve the 2019 Plan. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR the resolution approving the 2019 Plan.

PROPOSAL 6. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934 (the “Exchange Act”), which requires that we provide our shareholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers (the “NEOs”) as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term results and long-term growth, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Corporation is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding our compensation program.

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Corporation’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in this Proxy Statement.”

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve (on a non-binding advisory basis) the compensation of the Corporation’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR the resolution approving on a non-binding advisory basis the compensation of the Corporation’s named executive officers.

PROPOSAL 7. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for selecting the Corporation’s independent registered public accounting firm. At its meeting held on March 6, 2019, the Audit Committee appointed Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019. Although shareholder approval for this appointment is not required, the Board is submitting the selection of Crowe LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection.

In making the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee considered whether Crowe LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditors and decided that the provision of such services is compatible with maintaining independence.

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal is required to approve the ratification of the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm. For purposes of approving Proposal 7, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders’ best interests.

Our Recommendation

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of independent auditors.

CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2018 was Crowe LLP. The Audit Committee has selected Crowe LLP to be the independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of Crowe LLP are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire, including comments on the financial statements of the Corporation.

Audit Fees. The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2018 and 2017 by the Corporation’s independent registered public accounting firm Crowe LLP.

	December 31,
	2018	2017
Audit Fees	$310,403	$278,125
Audit-Related Fees	—	78,500
Tax Fees	7,500	—
All Other Fees	110,000	—

	$427,903	$356,625

Audit fees represent fees for professional services rendered by Crowe LLP in connection with the audit of the Corporation’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q. Tax fees in 2018 include the preparation of tax-related items associated with the Corporation’s formation of a captive insurance company. All other fees in 2018 relate to fees incurred in connection with the formation of the same captive insurance company. Audit-related fees in 2017 included fees incurred in connection with the Corporation’s common stock offering and the Corporation’s filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission.

Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe LLP are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe LLP on its engagement to audit the financial statements for the year ended December 31, 2018 is attributable to work performed by persons other than full-time, permanent employees of Crowe LLP. The Audit Committee is responsible for approving any service provided by Crowe LLP.

CORPORATE GOVERNANCE

General

The business and affairs of the Corporation are managed under the direction of the Board. Members of the Board are kept informed of the Corporation’s business through discussions with the Chairperson of the Board and the Corporation’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its various committees. The Board is also kept apprised by the Chairperson of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities.

The Corporation believes in the importance of sound and effective corporate governance and has adopted policies and promoted practices which it believes enhance corporate governance of the Corporation.

Board Leadership Structure

The Corporation has elected to have two separate individuals as Chief Executive Officer (“CEO”) and Chairperson. The Corporation believes that this separation facilitates the independence of the Board and is appropriate for the size and structure of the Corporation.

Risk Oversight

Risk identification and management are essential elements for the successful management of the Corporation. In the normal course of business, the Corporation is subject to various types of risk. These risks are controlled through policies and procedures established throughout the Corporation, which are monitored and reviewed by the Board in accordance with established Corporation policies.

The Corporation’s Enterprise Risk Management (“ERM”) program includes measurement and monitoring of the following risks: credit, market, liquidity, operational, compliance, strategic and reputation. An ERM Risk Assessment Team evaluates, analyzes, and reports annual risk assessment(s) and provides quarterly updates to the ERM Risk Steering Committee, comprised of the Executive Management Team. The Corporation’s ERM Board Committee members meet quarterly to review the overall risk profile of the Corporation. The ERM Board Committee met four times during 2018. The ERM Board Committee follows an ERM Policy, Risk Philosophy Statements and Risk Appetite Statements that summarize the risk appetite of the Corporation as well as the expected reward for the risks.

In addition to the ERM program, the following risks are specifically addressed as outlined below: market, credit, and liquidity risk.

Market risk is the sensitivity of net interest income and the market value of financial instruments to the direction and frequency of changes in interest rates. Market risk results from various repricing frequencies and the maturity structure of the financial instruments owned by the Corporation. The Corporation uses its asset/liability management policy and systems to control, monitor, and manage market risk. Such policies and systems are monitored by the Management Asset/Liability Committee and by the Asset/Liability Committee of the Board, which meets four times per year.

Credit risk represents the possibility that a customer may not perform in accordance with contractual terms. Credit risk results from loans with customers and the purchase of investment securities. The Corporation manages credit risk by following an established credit policy and through a disciplined evaluation of the adequacy of the allowance for loan losses. Also, the investment policy limits the amount of credit risk that may be taken in the securities portfolio. Such policies and systems are monitored by both the Asset/Liability Committee of the Board and the Loan Committee of the Board, both of which meet four times per year.

Liquidity risk represents the inability to generate or otherwise obtain funds at reasonable rates to satisfy commitments to borrowers and obligations to depositors. The Corporation has established guidelines within its asset liability management policy to manage liquidity risk. These guidelines include contingent funding alternatives. Such guidelines are monitored at least monthly by the Management Asset/Liability Committee and by the Asset/Liability Committee of the Board.

Meetings and Committees of the Board

The Board held ten meetings during 2018. Twelve directors attended the 2018 annual meeting of shareholders. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

The Board of the Corporation and the Board of the Bank have a number of joint committees that serve both the Corporation and the Bank, including standing Audit, Executive Compensation and Corporate Governance/Nominating Committees. Directors Peter F. Smith, Joseph B. Bower, Jr. and Richard L. Greslick, Jr. are ex-officio members of all committees if not otherwise named, except the Audit, Corporate Governance/Nominating and Executive Compensation Committees as to Mr. Bower and Mr. Greslick.

Audit Committee. The Audit Committee met four times in 2018. The Audit Committee appoints the Corporation’s independent registered public accounting firm, reviews and approves the audit plan and fee estimate of the independent registered public accounting firm, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, approves and evaluates the internal audit function, pre-approves all audit and any non-audit services, and reviews and approves the annual and quarterly financial statements. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities, at the Corporation’s expense. The members of the Audit Committee are Jeffrey S. Powell, Chairperson, Peter F. Smith, Robert W. Montler, Joel E. Peterson, Deborah Dick Pontzer, and Peter C. Varischetti. The Corporation’s Board adopted a written charter for the Audit Committee on May 3, 2001. The charter is reviewed annually by the Audit Committee and no changes were made in 2018. The charter is available on the Corporation’s website at www.cnbbank.bank.

In the opinion of the Corporation’s Board, the members of the Audit Committee do not have a relationship with the Corporation or any of its affiliates that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them is or has for the past three years been an employee of the Corporation or any of its affiliates; no immediate family members of any of them is or has for the past three years been an executive officer of the Corporation or any of its affiliates; and they otherwise meet the standards for independence required by NASDAQ.

The Board has also determined that Mr. Montler qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Mr. Montler is also an independent director.

The Audit Committee must pre-approve all permitted non-audit services performed by the Corporation’s external audit firm. The Audit Committee may delegate such authority to a subcommittee, provided that any decisions of the subcommittee are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has submitted the following report (the “Audit Committee Report”) for inclusion in this Proxy Statement:

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2018 and has discussed them with management. The Audit Committee has also discussed with Crowe LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 and by SEC rules. The Audit Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee, and has discussed with Crowe LLP their independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in CNB Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Submitted by the Audit Committee:

Jeffrey S. Powell, Chairperson	Peter F. Smith	Robert W. Montler

Joel E. Peterson	Deborah Dick Pontzer	Peter C. Varischetti

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act and shall not be deemed filed under that Act.

Executive Compensation Committee. The Executive Compensation Committee (the “ECC”) consists of the following independent directors as defined by NASDAQ rules: Richard B. Seager, Chairperson, Peter F. Smith, Robert W. Montler, Deborah Dick Pontzer, Jeffrey S. Powell and Nicholas N. Scott. The Committee met six times during 2018. See “Compensation Determination Process” for more information about the ECC.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee met three times during 2018. The Committee consists of the following independent directors as defined by NASDAQ rules: Peter F. Smith, Chairperson, Robert W. Montler, Joel E. Peterson, Deborah Dick Pontzer, and Jeffrey S. Powell. The Committee was established by resolution of the Board and recommends to the Board candidates for nomination for election to the Board. Any shareholder who wishes to have the Committee consider a candidate should submit the name of the candidate, along with any biographical or other relevant information that the shareholder wishes the Committee to consider and the consent of such candidate evidencing his or her willingness to serve as a director, to the President of the Corporation at the address appearing on the Notice of Annual Meeting no later than November 11, 2019. All recommendations are subject to the process described below.

The Committee has the responsibility of reviewing and evaluating candidates for election or appointment to the Board and compares candidates to the current Board to ensure that the Board has a group of individuals that are represented by diverse professions, experience, education or skill. The process utilized by the Committee to recommend a candidate consists of first reviewing formal expressions of interest by interested individuals which have been communicated to the Committee. In addition, the Committee obtains input from shareholders, directors and management regarding other potential candidates who have not indicated an interest in a Board position.

Utilizing the selection criteria set forth below, the Committee selects a candidate and then conducts an interview in order to further evaluate the individual. Subsequent to the interview the Committee meets to determine whether to recommend the candidate to the Board for election or appointment. The Board, exclusive of non-independent directors, either accepts or rejects the Committee’s recommendation.

The Committee utilizes various selection criteria to evaluate a candidate for election or appointment to the Board including, among others, the following minimum criteria:

1. Residency within the market area of CNB Bank.

2. Ability and willingness to commit time necessary to fulfill Board and committee duties.

3. Strong interest in or familiarity with the financial services industry.

4. Successful career in a business or profession suitable to our business plan within the Bank’s market area.

5. Character and reputation.

No incumbent director may be nominated without approval of at least 25% of the existing directors and no person not then a director may be proposed for nomination without approval of at least two-thirds of the directors. The Bylaws provide that any director, upon first being appointed or elected to serve as a director, must own the lesser of 1,000 unencumbered shares of common stock of the Corporation or the number of shares equivalent to $15,000 of market value as of the date of the appointment or election. Further, on or before the third anniversary of the director’s first election to the Board, the director must own at least the lesser of 2,500 unencumbered shares of common stock of the Corporation or the number of shares equal to $25,000 of market value.

The Corporate Governance/Nominating Committee has a charter, a copy of which is available on the Corporation’s website at www.cnbbank.bank.

Communications with Directors

Any shareholder who wishes to communicate with the directors (or with any individual director) should send a letter to the directors as follows: ATTN: Corporate Secretary – Communication to Directors, CNB Financial Corp., PO Box 42, Clearfield, PA 16830-0042. The Corporate Secretary will regularly forward all such correspondence to the directors.

Director Attendance at Annual Meetings

The Corporation typically schedules a meeting of the Board in conjunction with the annual meeting and expects that the members of the Board will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Twelve of the individuals then serving as directors attended the annual meeting in April 2018.

Director Education

On May 8, 2018, the entire Board attended a formal training session that included agenda items covering treasury management for community bank customers and the Bank Secrecy Act. In addition, periodic training sessions for the Board occur during regularly scheduled board and committee meetings. Topics covered during these trainings in 2018 included information technology, asset-liability management, and cybersecurity. Finally, individual board members attend specialized industry conferences based on their committee assignments and training needs that are identified through the board’s self-assessment process.

Director Skills Summary

Our Board brings diverse experience and perspectives to areas critical to our business. Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable shareholder value creation.

	INDEPENDENT DIRECTORS									INSIDERS
	Smith	Montler	Peterson	Pontzer	Powell	Scott	Seager	Straub	Varischetti	Bower	Greslick
Financial industry experience										X	X
CEO/business head		X	X		X		X	X	X	X
Business ethics	X			X
Technology							X	X		X	X
Human capital management/compensation		X			X		X			X	X
Audit Committee financial expert		X
Mergers and acquisitions	X					X	X	X	X	X	X
Public company governance				X						X	X
Sales and marketing			X		X	X
Legal, legislative or regulatory	X			X					X	X	X

Demographic background
Ethnic, gender, nationality or other diversity				X
Years on Board	31	14	7	16	23	6	8	4	4	14	7
Age	64	67	60	58	54	46	61	58	49	55	42

COMPENSATION OF DIRECTORS

Director fees are reviewed annually by the ECC for recommendation to the Board. The ECC reviews relevant peer group data similar to that used in the executive compensation review. The ECC believes that appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct this Corporation and who meet the guidelines referred to under Corporate Governance/Nominating Committee. In addition, the ECC annually recommends an equity award of the Corporation’s common stock for directors who have served at least one year on the Board. The equity awards vest immediately.

Stock Ownership Policy

The Board has adopted certain stock ownership guidelines (the “Director Stock Ownership Guidelines”) for directors of the Corporation and CNB Bank because it believes that it is important for the Corporation’s future success that directors own and hold a minimum number of shares of common stock of the Corporation in order to further align their interests and actions with the interests of the Corporation’s shareholders. The Director Stock Ownership Guidelines require directors of the Corporation and CNB Bank to own at all times during the period of their directorship a number of shares of the Corporation’s common stock with a market value equal to 500% or more of the director’s annual retainer for serving on both the CNB Bank and Corporation boards of directors. This ownership threshold must be met within five years of a director joining the board. Compliance with the Director Stock Ownership Guidelines is monitored and reported to the Board by the Corporation’s CEO.

2018 Director Fee Schedule

Meeting/Committee Description	Fee ($)	Frequency
Board Meeting – CNB Bank	600	Monthly
Board Meeting – CNB Financial Corp.	600	Quarterly
Retainer – CNB Bank	800	Monthly
Retainer – CNB Financial Corp.	800	Monthly
Committee Meeting	500	Depends on committee
Committee Chairs	600	Depends on committee
Retainer – Audit Committee Chair	2,125	Quarterly
Retainer – Executive Compensation Committee Chair	1,250	Quarterly
Retainer – Corporate Governance/Nominating Committee Chair	1,250	Quarterly
Annual Meeting	600	Annual
Director Training	500	Varies
Non-routine Director Work	1,000	Per full day

2018 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Peter F. Smith	90,100	34,999	—	125,099
Dennis L. Merrey (2)	37,450	29,162	—	66,612
Robert W. Montler	42,700	34,999	—	77,699
Joel E. Peterson	45,000	34,999	—	79,999
Deborah Dick Pontzer	44,400	34,999	—	79,399
Jeffrey S. Powell	46,625	34,999	—	81,624
James B. Ryan (3)	8,000	5,837	—	13,837
Nicholas N. Scott	39,750	34,999	—	74,749
Richard B. Seager	46,750	34,999	—	81,749
Francis X. Straub, III	39,450	34,999	—	74,449
Peter C. Varischetti	39,150	34,999	—	74,149

(1)

Reflects the aggregate grant date fair value of shares restricted stock awarded under the 2009 Stock Incentive Plan (as defined herein) valued at the dollar amount recognized for financial reporting purposes in accordance with the Accounting Standards Codification (“ASC”) Topic 718.

(2)	Mr. Merrey retired from the Boards of the Corporation and CNB Bank effective October 29, 2018.
(3)	Mr. Ryan retired from the Boards of the Corporation and CNB Bank effective February 28, 2018.

The Corporation has established a deferred compensation plan for its non-employee directors which provides for the deferral of up to 100% of director compensation. All deferred compensation is a general liability of the Corporation and Bank. Any appreciation or depreciation in each participant’s account value will reflect the performance of the underlying investments. No above-market earnings accrue under this plan. Deferred compensation will serve as a funding source for a Rabbi trust. Investments are expected to closely match the appreciated or depreciated liability. Distributions are received in lump sum or annuity upon normal retirement, death, or disability. Any variance will be adjusted by an expense or gain to the Corporation or Bank. The plan provides tax advantages to the participants and participation in the plan further aligns the interests of participants with those of our shareholders. Accounting treatment for this plan is subject to the ASC Topic 718.

The Corporation has also established a Survivor Benefit Plan for the benefit of non-employee directors. The purpose of the plan is to provide a $100,000 to $150,000 (amount varies by participant) life insurance benefit to designated beneficiaries if a participant dies while serving as a director of the Corporation or, in the case of a non-employee directors who has served as a director of the Corporation for ten or more years (or attain age 70 while serving as a director), following such non-employee director’s termination of service. The plan is considered an unfunded plan for tax and ERISA purposes and all obligations arising under the plan are payable from the general assets of the Corporation. Messrs. Bower and Greslick are ineligible to participate in the plan.

EXECUTIVE OFFICERS

Named Executive Officers of the Corporation

The following table sets forth information regarding our NEOs for the year ending December 31, 2018:

Name	Age as of December 31, 2018	Positions with the Corporation and the Bank
Joseph B. Bower, Jr.	55	President, Chief Executive Officer and Director
Brian W. Wingard	44	Executive V.P., Chief Financial Officer, and Treasurer
Richard L. Greslick, Jr.	42	Senior Executive V.P., Chief Support Officer, Director, and Secretary
Mark D. Breakey	60	Senior Executive V.P. and Chief Credit Officer
Joseph E. Dell, Jr.	62	Senior Executive V.P. and Chief Commercial Banking Officer

Provided below is biographical information for each of our NEOs, other than Messrs. Bower and Greslick. For information regarding Messrs. Bower and Greslick, see “Election of Directors.”

Brian W. Wingard has been with the Corporation since 2007 and previously served as Controller and Assistant Vice President of CNB Bank. In 2012, Mr. Wingard was named Senior Vice President and Chief Financial Officer (“CFO”) of CNB Bank and Treasurer of the Corporation. Mr. Wingard holds a Bachelor’s degree in Financial Accounting from Lycoming College in Williamsport, Pennsylvania and has been a licensed certified public accountant in the Commonwealth of Pennsylvania since 1998. He began his professional career in 1996 with the regional public accounting firm Parente Randolph, attained the level of senior manager, and gained audit, accounting, and tax experience in a variety of industries, including financial institutions, manufacturing companies, non-profits, higher education, local governments, and employee benefit plans. Mr. Wingard has served and continues to serve on various boards within the community.

Mark D. Breakey has been with the Corporation since 1991 and has served as Chief Credit Officer since 2003. Mr. Breakey holds a Bachelor’s of Arts in English literature and a Master’s in Business Administration from The Pennsylvania State University. He is an honors graduate of the American Bankers Association Stonier Graduate School of Banking and a graduate of the Pennsylvania Bankers Association School of Commercial Lending. Mr. Breakey has over 30 years of experience in commercial banking and credit administration after beginning his banking career with Mellon Bank in 1985. Mr. Breakey has served and continues to serve on various boards within the community.

Joseph E. Dell, Jr. has been with the Corporation since 2013 and has served as the Chief Commercial Banking Officer since 2014. Mr. Dell holds a Bachelor’s of Science in Business Administration from Clarion University and a Master’s in Business Administration from Waynesburg University. He is a graduate of the American Bankers Association Stonier Graduate School of Banking. Mr. Dell has over 30 years of experience in commercial banking and credit administration and has previously served in executive and senior leadership roles with FSG Bank, a division of Atlantic Capital, First Commonwealth Bank, and National Bank of the Commonwealth. Mr. Dell has served and continues to serve on various boards within the community.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis focuses on the Corporation’s NEOs, who are named in the preceding table. We summarize our philosophy, the strategy and the major details of the Corporation’s approach to compensating our NEOs.

Financial Highlights

During 2018, the Corporation executed its strategy and achieved the following key results:

•

Expanded its BankOnBuffalo division by opening a temporary branch in Niagara Falls, New York. The construction of a full-service branch in Niagara Falls, New York is expected to be completed in the third quarter of 2019.

•	Hired a market executive in 2018 with the intention of expanding its ERIEBANK division westward across the southern shore of Lake Erie into the Cleveland, Ohio market area in 2019.

•	Continued to expand its unique marketing and growth strategy with market presidents leading each bank division.

•	Increased net income from $23.9 million, or $1.57 per share, in 2017 to $33.7 million, or $2.21 per share, in 2018.

•	Increased pre-tax net income from $36.3 million in 2017 to $40.2 million in 2018.

•	Increased return on average assets from 0.89% in 2017 to 1.12% in 2018.

•	Increased return on average equity from 9.97% in 2017 to 12.36% in 2018.

•	Increased total households serviced by 8% to 63,920 at December 31, 2018, compared to 59,051 at December 31, 2017.

Say-on-Pay Results and Shareholder Outreach

At the 2018 annual meeting of shareholders, 9,165,900 shares, or 95.6% of shares voted excluding broker non-votes, approved, on an advisory basis, the compensation paid to the Corporation’s NEOs as disclosed in the Corporation’s proxy statement for that annual meeting. The ECC considered this feedback during 2018 when designing executive pay program and policies. The Corporation has an annual say-on-pay vote as approved by the shareholders.

After the 2018 shareholder meeting, the Corporation’s Chief Support Officer (“CSO”) and Chief Financial Officer (“CFO”) conducted an institutional shareholder outreach program as directed by the Board. We directly contacted shareholders representing 39% of all outstanding shares and 76% of shares that were institutionally held. Five shareholders responded to the Corporation’s request for a discussion. Feedback was generally favorable, with many investors supportive of our expanded use of performance shares as part of the long-term incentive plan, our proposed amendments to the Corporation’s Articles of Incorporation and environmental, social and governance (“ESG”) matters, including board diversity. The ECC and Board considered this feedback when designing the 2019 executive compensation program and evaluating governance matters for inclusion in this Proxy Statement.

In consideration of this feedback, the ECC approved expanding the performance-based component to the long-term incentive program for all NEOs so that a significant portion of our equity grants vest based on three-year performance. In addition, the proposed amendments to the Corporation’s Articles of Incorporation reflect certain shareholder recommendations. We have also included the recommended director skills matrix in this Proxy Statement under “Director Skills Summary” above.

Compensation Philosophy

The ECC defines and oversees our executive compensation philosophy, programs, and pay decisions for our executive officers.

The ECC’s expectation is that our senior management team should drive performance and produce appropriate returns for shareholders. To achieve that goal, our executive compensation is benchmarked, both as to pay and as to performance, and designed with a focus on performance-based pay. We target our executive compensation program to be consistent with the median pay of financial institutions of similar size, region, and complexity. Our program is designed to provide variable rewards that will reward for performance.

Compensation Objectives

The primary objectives of the executive compensation program are to:

•	Attract, retain, and motivate key executives to produce above average operating and shareholder results for the Corporation;

•	Align the financial interest of the NEOs and shareholders through incentive-based compensation; and

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

The following table illustrates how we designed our executive compensation program to reflect these compensation objectives:

Key Objectives	How our Compensation Program Supports this Objective
Attract, retain, and motivate key executives to drive shareholder results for the Corporation

•  Provide competitive total compensation opportunities that target pay at median (for median performance) with the ability to pay above market for driving above average results (or below market for sub-par performance)

•  Long-term incentive awards align executives with shareholder interests and provide retention through multi-year vesting

Align the financial interest of the NEOs and shareholders through incentive-based compensation

•  Provide incentives that are tied to our business plans and motivate performance that drives shareholder value

•  Require all NEOs to have minimum stock ownership requirements

•  Implemented a new performance-based component to the long-term incentive program all NEOs in 2018 that is based on a 3 year measurement of earnings per share (EPS) growth and return on average equity (ROE) in relation to the SNL US Bank $1 – $5 billion index (relative performance)

Provide a total compensation program that recognizes individual contributions as well as overall business results

•  Each NEO annual incentive plan correlates to elements of growth, profitability, and asset quality that each NEO can control through day-to-day business decision and execution of strategic plans

•  All annual NEO incentive plans include common components for: (1) Return on average equity; (2) Deposit growth; and (3) Growth in households served in relation to the Corporation’s budgeted household growth (absolute performance).

•  All annual NEO incentive plans also include a formula for the reduction of the incentive paid if CNB Bank only net loan chargeoffs as a percentage of average loans exceed 20 basis points.

Compensation Elements

Our executive compensation program is designed to be simple, straightforward and fair, and consists of the following elements:

•	Base salary;

•	Annual incentives;

•	Long-term incentives (stock); and

•	Benefits

Target Pay and Mix for Compensation Elements

The ECC reviews both total compensation and each element of compensation when making pay decisions and recommendations to our Board. We target compensation at market median (50th percentile) with actual compensation varying above or below targets based on individual and Corporation performance.

In allocating compensation among these elements, our program is designed to provide a balance of:

•	Fixed and variable / performance-based compensation;

•	Cash and equity compensation;

•	Short-term (annual) and long-term (multi-year) performance;

•	Performance of corporate strategic goals, shareholder value, and individual contributions; and

•	Absolute performance (our own goals) and relative performance (compared to industry)

This balanced approach helps to mitigate the influence of any one element of compensation which might be considered to drive excessive risk taking.

Compensation Highlights

Summarized below are highlights with respect to our executive compensation program in 2018:

•	Measured absolute performance in our annual bonuses using a team-based approach with one common formula for all NEOs;

•	Continued to provide a significant portion of executive compensation in incentive-based pay (ensuring a pay-for-performance alignment);

•	Made stock-based grants to motivate long-term performance and align the executives with shareholder interests;

•	Continued to expand performance-based long-term incentive program for all officers;

•

With the assistance of an independent consultant, examined the competitiveness of our executive compensation program to confirm that it meets our objectives of attracting, retaining and motivating executives;

•	Continued to use a clawback policy;

•	Continued to require executives to meet stock ownership guidelines; and

•	Ensure incentive programs retain a risk mitigation feature for net loan chargeoffs.

Compensation Determination Process

The Role of the ECC

The ECC is composed of six non-employee, independent directors (as defined by the NASDAQ independence standards) selected from the Board of the Corporation.

The ECC has overall responsibility for reviewing, establishing, and administering the policies that govern our executive compensation program. It determines the compensation of the NEOs and makes a recommendation to the entire Board. In discharging these responsibilities, the ECC seeks to maintain a position of “equity” with respect to balancing the interests of our shareholders with those of our NEOs.

The ECC has a charter, a copy of which is available on the Corporation’s website at www.cnbbank.bank. The ECC meets regularly regarding compensation issues, participates in executive session (without management), and receives input from its independent compensation consultant.

The Role of the Compensation Consultant

The ECC has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The ECC has direct access to outside advisors and consultants throughout the year.

Throughout 2018, the ECC engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm that specializes in the banking industry, to assist the ECC with executive compensation matters. Meridian worked with the ECC to conduct executive and board compensation benchmarking, review market trends and best practices and expand the performance-based long-term incentive plan to all executives. Meridian reported directly to the ECC and carried out its responsibilities as assigned by the ECC. After careful review, the ECC determined that Meridian satisfies the NASDAQ independence standards and identified no conflicts of interest.

The Role of Management

At the request of the ECC, NEOs may be present at ECC meetings for discussion purposes. None of the NEOs, however, may be present during any deliberations or votes concerning their respective compensation. The NEOs have no involvement in the decisions made by the ECC, nor do they have a vote on any matters brought before the ECC.

The ECC solicits the recommendations of the Chief Executive Officer (“CEO”) regarding the performance and compensation of the other NEOs. Ultimately, however, the ECC determines each NEO’s compensation. To determine the remuneration of the CEO, the ECC considers feedback from the CEO, as well as input from Meridian on an as-requested basis.

Competitive Benchmarking

On an annual basis, the ECC reviews competitive market data and conducts a comprehensive compensation assessment. To assist in making compensation decisions, the ECC engaged Meridian to conduct a comprehensive review of our NEO total compensation program. The purpose of the review was to provide an independent and objective analysis of all elements of compensation (individually and in the aggregate) relative to market and peer group practices. An assessment of the pay mix and the pay for performance relationship were also presented to the ECC.

The primary data source used in examining the competitive market for the NEOs is information publicly disclosed by a peer group of other publicly traded financial corporations. Meridian developed the peer group using objective parameters that reflect financial corporations of similar size, geographic region and business model (factors that influence NEO compensation in the banking industry). Meridian excluded financial corporations in large metropolitan areas as they are not similar to the Corporation. The ECC approved the peer group. The peer group is reviewed and updated as appropriate, since the comparable financial corporations may change depending on acquisitions and the business focus of the Corporation or our peer institutions. Overall, the goal is to have 15 to 25 comparative financial corporations that approximate our asset size and region and provide a market perspective for NEO total compensation.

The following seventeen financial corporations comprise the peer group:

American National Bankshares, Inc.	First Community Bancshares, Inc.	Sandy Spring Bancorp, Inc.

Arrow Financial Corporation	Lakeland Bancorp	Summit Financial Group, Inc.

Chemung Financial Corporation	Old Line Bancshares, Inc.	Tompkins Financial Corporation

City Holding Company	Peoples Bancorp, Inc.	United Community Financial Corp.

Farmers National Banc Corp.	Peoples Financial Services Corp.	Univest Corporation of Pennsylvania

Financial Institutions, Inc.	Republic First Bancorp, Inc.

Meridian also used industry survey sources as part of the benchmarking process. The data reflected financial corporations with similar asset size and regional scope to the Corporation.

The ECC engaged Meridian in the fall of 2017 to conduct a comprehensive competitive analysis to assess the competitiveness of the total compensation program as a reference for setting its 2018 compensation program, to develop the NEO long-term incentive program and to assess the historical pay for performance relationship. In the fall of 2018, Meridian repeated this analysis. The ECC used the resulting data when setting the 2019 executive compensation program.

2018 Compensation Program and Pay Decisions

The Corporation’s compensation program consists of four elements: base salary, annual incentives, long-term/stock-based compensation, and benefits. The following section summarizes the role of each element, how decisions are made and the resulting 2018 decision process as it relates to our NEOs.

Base Salary

The Corporation believes that a competitive base salary is essential to hire and retain our NEOs. To that end, the Corporation aims to provide competitive fixed pay related to the role and contribution of the NEO.

The ECC uses the benchmark data provided by Meridian as a reference when setting the base salary of each NEO. The ECC targets market median but considers each NEO’s specific role, experience, contribution and performance in determining base salaries.

In December of each year, the ECC reviews and sets each NEO’s base salary to reflect competitive market conditions, individual experience, expertise and performance. The ECC considers input from the CEO when setting the base salaries of the other NEOs, but is solely responsible for determining the CEO’s base salary.

In December 2017, the ECC reviewed the NEOs’ base salaries against the market range for each position and the relative salaries of the executive team, as well as competitive market data, individual performance and contributions. Salary adjustments for 2018 were made for the NEOs in December 2017, to bring compensation in line with market practice and recognize executive performance and contribution. The 2018 salary adjustments were as follows:

NEO	Title	2017 Salary	% Increase	2018 Salary
Joseph B. Bower, Jr.	President & Chief Executive Officer	$520,000	10%	$572,000
Brian W. Wingard	Executive V.P. & Chief Financial Officer	$240,000	5%	$252,000
Richard L. Greslick, Jr.	Senior Executive V.P. & Chief Support Officer	$260,000	9%	$283,000
Mark D. Breakey	Senior Executive V.P. & Chief Credit Officer	$235,000	6%	$250,000
Joseph E. Dell, Jr.	Senior Executive V.P. & Chief Commercial Banking Officer	$253,000	7%	$270,000

Annual Incentives

The primary objective of our annual incentive program is to motivate and reward key members of management for achieving specific corporate, department, and individual goals that support our strategic plan. Through our 2018 NEO Incentive Plan, we offer a select group of key executives, including the NEOs, whose efforts largely determine the achievement of corporate goals and objectives, an annual cash incentive opportunity. For each NEO, there are also team-based objectives that are measured using absolute metrics.

Each NEO has a target opportunity based on his position at the Corporation and competitive market data provided by Meridian. Actual payouts can range from zero if performance does not result in any goals being achieved to 150% if stretch goals are achieved for all metrics. A NEO receives a 50% payout for achieving threshold performance and a 100% payout for achieving target goals, with interpolation among the performance categories once the threshold has been met.

NEO	Title	Incentive Target (% of Base Salary)	Incentive Target ($)
Joseph B. Bower, Jr.	President & Chief Executive Officer	35%	$201,000
Brian W. Wingard	Executive V.P. & Chief Financial Officer	30%	$ 76,000
Richard L. Greslick, Jr.	Senior Executive V.P. & Chief Support Officer	35%	$100,000
Mark D. Breakey	Senior Executive V.P. & Chief Credit Officer	30%	$ 75,000
Joseph E. Dell, Jr.	Senior Executive V.P. & Chief Commercial Banking Officer	30%	$ 81,000

The performance measures and goals are selected and approved by the ECC at the beginning of each year. For 2018, the ECC selected Return on Equity (“ROE”), deposit growth and growth in households as key indicators of our performance and execution of our strategic plan. Actual performance is assessed and payouts determined in February 2019. The table below summarizes the performance measures, goals and actual performance achieved. The Corporation exceeded all goals, resulting in an overall payout of 142% of target.

Performance Measure		Performance Goal			2018 Actual Performance
	Weight	Threshold	Target	Stretch	Performance	Performance Factor
ROE to budget	40%	11.23%	13.24%	13.60%	13.46%	131%
Deposit growth	40%	$200 million	$243 million	$280 million	$443 million	150%
Household growth	20%	3.00%	3.40%	4.00%	8.25%	150%
TOTAL	100%					142%

The ECC considers asset quality as a potential negative adjustment to the incentive awards. Payouts were subject to a reduction in incentives earned if the ratio of CNB Bank net chargeoffs to average CNB Bank loans exceeds the following thresholds:

CNB Bank net chargeoffs / Average CNB Bank loans	Incentive percentage forfeited
0.20%	25%
0.25%	50%
0.30%	75%
0.34%	100%

During the year ended December 31, 2018, the ratio of CNB Bank net chargeoffs to average CNB Bank loans was 0.18%. As a result, no incentive reductions for the NEOs were required under the 2018 NEO Incentive Plan.

The following table summarizes the payouts awarded to the NEOs for 2018:

NEO	Title	Incentive Target ($)	Incentive Payout as % of Target	Incentive Payout as % of Base Salary
Joseph B. Bower, Jr.	President & Chief Executive Officer	$285,867	142%	50%
Brian W. Wingard	Executive V.P. & Chief Financial Officer	$108,089	142%	43%
Richard L. Greslick, Jr.	Senior Executive V.P. & Chief Support Officer	$142,222	142%	50%
Mark D. Breakey	Senior Executive V.P. & Chief Credit Officer	$106,667	142%	43%
Joseph E. Dell, Jr.	Senior Executive V.P. & Chief Commercial Banking Officer	$115,200	142%	43%

Long-Term Incentives

We believe that our NEOs should be invested in the Corporation and share the risks and rewards of all shareholders. The purpose of the Corporation’s stock-based component of the executive compensation program is to align NEOs with the long-term interests of the Corporation and shareholders, encourage stock ownership and enhance our ability to retain top performers.

In consideration of shareholder feedback and the competitive benchmarking analysis conducted by Meridian, the ECC designed and implemented a new performance-based long-term incentive program that was introduced as part of the CEO’s compensation starting in 2017. Beginning in 2018, this program was applied to all NEOs. The 2018 Long-Term Incentive Program (“LTIP”) consists of a combination of performance units and time-based restricted stock. Each NEO has a target long-term incentive opportunity that is defined as a percentage of base salary and that is positioned to be conservatively competitive with the market median of the compensation peer group. The CEO received 60% performance shares and 40% time-based restricted stock while the other NEOs received their respective shares as a 50% / 50% mix.

Time-based awards vest incrementally over three years (e.g. 1/3 per year) while performance units cliff vest at the end of the three-year performance period based on the Corporation’s performance of EPS Growth and Return on Average Equity as compared to the SNL US Bank $1 billion – $5 billion Index. The metrics were selected to reflect performance goals that are aligned with long-term shareholder value. The metrics are weighted equally with payouts ranging from 0% to 150% of target dependent on the Corporation’s ranking at the end of the three-year period (see below table for payout range). Performance between threshold, target and stretch will be interpolated. The payout will vest three years following the date of issuance after an assessment of relative performance is determined.

Measure	Weight	Threshold	Target	Stretch
Relative EPS Growth	50%	35th percentile	50th percentile	75th percentile or greater
Relative Return on Average Equity	50%	35th percentile	50th percentile	75th percentile or greater
Payout Range (% of Target)	100%	50%	100%	150%

Decisions regarding the size of stock-based awards are made by the ECC after careful consideration of corporate and individual performance, market data, retention considerations, impact on dilution, and existing equity holdings of each NEO. We will not time or select the grant dates of any stock-based awards in coordination with our release of material non-public information, nor will we have any program, plan or practice to do so. We believe that the strategy described above both aligns the interests of the NEOs and our shareholders and facilitates the retention of our NEOs.

The long-term incentive grants awarded to NEOs in February 2018 are summarized below.

NEO	Restricted Stock Award – Time Based # of Shares	Restricted Stock Award – Performance Based # of Shares (1)	Total LTI Grant Value Total Value (2)	% of Base Salary
Joseph B. Bower, Jr.	3,091	4,636	$208,011	36%
Brian W. Wingard	892	892	$48,025	19%
Richard L. Greslick, Jr.	1,207	1,207	$64,985	23%
Mark D. Breakey	873	873	$47,002	19%
Joseph E. Dell, Jr.	940	940	$50,610	19%

(1)	Number of shares at the Target measurement, which assumes a 100% payout range.
(2)	Total award value computed using the closing price on the date of the award multiplied by the number of shares awarded at the target measurement.

Long-term incentive grant values are determined based on a market range that is provided by Meridian, with adjustments made based on the Corporation’s performance and the individual NEO’s performance.

Benefits

The Corporation maintains a 401(k) Savings Plan to help retain employees and provide for their retirement. Further information is provided under “Retirement Plan.”

We believe that the Corporation’s non-qualified deferred compensation plans are an important element in retaining NEOs, as well as helping to provide for retirement. For that reason, we provide:

•

The Supplemental Executive Retirement Plan (“SERP”) – Certain NEOs participate in a SERP, which is designed to attract and retain qualified and experienced executive officers. Each SERP is embodied in an agreement between the Bank and the respective NEO. The narrative that follows the “Pension Benefits” table below contains a detailed description of the SERP.

•

The Executive Deferred Compensation Plan – NEOs can participate in this plan, which allows them to defer up to 75% of base compensation and 100% of annual incentive compensation until a date in the future, typically upon termination of employment. If 100% of incentive compensation is deferred, the executive is responsible for payment of applicable payroll taxes. At the election of the plan participant, all or a portion of the deferrals can be “deemed” to be invested in Corporation common stock, and the proportionate value of a participant’s account generally tracks the performance of the Corporation’s common stock. The Corporation provides no inducement (match or discretionary contribution) for NEOs who participate but believes that having this “phantom stock” option available helps align the interest of participants with that of shareholders by focusing on the Corporation’s long-term performance.

The Corporation provides certain NEOs with perquisites that the ECC believes are reasonable and consistent with its overall compensation philosophy and consistent with standards that are customary in the financial services industry. Specifically, the Corporation provides each of Messrs. Bower, Dell and Greslick the use of a vehicle as well as payment of club dues, both of which are included in taxable income. The Corporation also provides payment of club dues for Messrs. Wingard and Breakey, which are included in their taxable income. The ECC believes that these perquisites assist the NEOs in the performance of their respective job duties by providing greater opportunities to develop and expand business contacts.

The ECC believes that the Corporation’s continued success depends, to a significant degree, on the skills and competence of certain members of our executive management team. The Corporation and the Bank have entered into executive employment contracts with Messrs. Bower, Greslick, and Wingard, and the Bank has entered into executive employment contracts with Messrs. Breakey and Dell (collectively, the “Employment Contracts”). These Employment Contracts are intended to ensure that the Corporation and the Bank will continue to maintain and retain experienced executive management.

The original term of the Employment Contract for Mr. Bower was January 1, 2016 to December 31, 2018, with a one-year extension to December 31, 2019. This extension was executed by the Corporation and the Bank in April 2018. The Employment Contracts for Messrs. Greslick, Wingard, Dell and Breakey provide that the respective contracts shall automatically renew for successive terms of one year unless either party gives the other party ninety days written notice of intent not to renew the contract prior to the end of the then-current term. The current terms of the Employment Contracts for Messrs. Greslick, Wingard, Dell, and Breakey expire on December 31, 2019.

The Employment Contracts provide for a base salary to be established annually by the Board and for annual increases, stock, stock options/rights and bonuses as may from time to time be awarded by the Board. The Employment Contracts also provide certain fringe benefits, including a family country club membership for each of Messrs. Bower, Breakey, Greslick, Wingard and Dell, as well as an automobile for each of Messrs. Bower, Greslick and Dell. Each Employment Contract contains a covenant not to compete against the Corporation and the Bank, their parent, affiliates or subsidiaries during the term of employment and thereafter until the earlier of (i) the third anniversary of the executive’s termination of employment or (ii) the date of a change in control of the Corporation or the Bank. In addition, each Employment Contract contains a covenant to protect the Corporation’s and the Bank’s confidential information.

The Employment Contracts also provide for severance payments in the event a NEO is terminated without cause, regardless of whether such termination is in connection with a change of control, or voluntarily terminates employment under certain specific circumstances following a change of control. Such circumstances include a reduction in title or responsibilities, assignment of duties or responsibilities inconsistent with current responsibilities, a reduction in salary or other benefits, and reassignment to a location greater than 25 miles from the current location. Following such a termination of employment, Messrs. Bower and Greslick will be entitled to receive a lump sum cash payment equal to 2.99 times his base salary for the year in which his employment ends and Messrs. Breakey, Wingard and Dell will each be entitled to receive a lump sum cash payment equal to 2.50 times his base salary for the year in which his employment ends. Additionally, Messrs. Bower and Greslick would be entitled to receive a payment in the amount of 2.99 times the average incentive bonus paid over the preceding three-year period. Messrs. Breakey, Wingard and Dell will be entitled to receive a payment in the amount of 2.50 times the average incentive bonus paid over the preceding three-year period. The potential payments that would have occurred assuming a change of control event at December 31, 2018 were $2,180,871 for Mr. Bower, $1,114,531 for Mr. Greslick, $795,991 for Mr. Breakey, $774,243 for Mr. Wingard, and $867,355 for Mr. Dell.

Cash and benefits paid to a NEO under the Employment Contracts together with payments under other benefit plans following a change of control may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Corporation or the Bank. If amounts payable to the NEO would be excess parachute payments, then the NEO’s severance benefits will be reduced to that amount that would result in no portion being an excess parachute payment unless payment of the full severance amount would result in the executive receiving an amount equal to or greater than 110% of the reduced amount on an after-tax basis. The Employment Contracts do not provide for tax indemnity for any such potential excise taxes that may be due by the NEOs.

Impact of Accounting and Tax

The ECC and our executive management team consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

Section 162(m) of the Internal Revenue Code may limit our ability to deduct for U.S. federal income tax purposes compensation in excess of $1,000,000 paid to our CEO and other NEOs in any one fiscal year. While the ECC recognizes the importance of tax deductibility and endeavors to formulate its compensation program in a tax-effective manner, it also believes it is critical to balance tax deductibility with ensuring that the Corporation’s programs are designed appropriately to recognize and reward executive performance, such that at times current tax deductibility limits may be exceeded.

The ECC has considered the impact of the Financial Accounting Standards Board ASC Topic 718 (formerly known as FASB Statement 123R) on the Corporation’s equity incentives as a key retention tool.

Stock Ownership Policy

In 2014, the Board adopted certain stock ownership guidelines (the “Executive Stock Ownership Guidelines”) for executive officers of the Corporation and CNB Bank and our regional bank presidents because the Board believes that it is important for the Corporation’s future success that senior management own and hold a minimum number of shares of common stock of the Corporation in order to further align their interests and actions with the interests of the Corporation’s shareholders. The Executive Stock Ownership Guidelines require executive officers of the Corporation and CNB Bank and our regional bank presidents to own at all times during the period of their employment a number of shares of the Corporation’s common stock with a market value equal to 150% or more of the executive’s then-base salary. The Executive Stock Ownership Guidelines provide that until a person subject to the Executive Stock Ownership Guidelines achieves full compliance with such guidelines, the person may not dispose of any shares of restricted common stock that vest, other than for tax purposes. The Executive Stock Ownership Guidelines are administered and enforced by the ECC, and compliance is monitored and reported to the ECC by the Corporation’s CEO.

In February 2017, the Board adopted a separate stock ownership guideline for the CEO, which requires that Mr. Bower own a number of shares of the Corporation’s common stock with a market value equal to 300% or more of his then-base salary by February 2020. Until Mr. Bower achieves full compliance with this guideline, he may not dispose of any shares of restricted common stock that vest, other than for tax purposes.

Hedging Policy

All directors and employees of the Corporation are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in the market value of the Corporation’s securities, including hedging of the Corporation’s common stock. Effective August 11, 2015, the Corporation also prohibited any pledging of the Corporation’s securities in a margin account and restricted all other pledging of the Corporation’s securities by requiring directors and employees to obtain prior approval of the CSO before entering into any such agreement. Corporation securities that were pledged as of August 11, 2015 as collateral for a loan are grandfathered and may continue to be pledged until released pursuant to the terms of relevant agreements.

Clawback/Recoupment Policy

In February 2017, the Board adopted an updated clawback policy on the recoupment of incentive compensation. The policy provides that the ECC may, in its sole discretion, subject to the terms of the policy and to the extent legally permitted, require the return, repayment, or forfeiture of any annual or long-term incentive compensation payment or award made or granted to any current or former executive officer during the three-year period preceding a triggering event. A triggering event is defined as restatement of previously reported financial statements due to the material noncompliance with any financial reporting requirement under the securities laws or misconduct by an executive officer.

Reducing the Possibility of Excess Risk-Taking

The ECC has determined that the risks arising from the compensation policies and practices for employees of the Corporation are not reasonably likely to have a material adverse effect on the Corporation as a whole.

Several features of the Corporation’s cash and stock-based incentive programs reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and long-term incentives.

•	We set performance goals that we believe are reasonable in light of past performance and market conditions.

•	We include both absolute performance goals and relative performance goals in our annual bonus program in order to appropriately balance risk/reward when developing strategic goals.

•	Equity grants typically vest over a three-year period to encourage our NEOs to maintain a long-term perspective.

•	Our NEOs are subject to certain stock ownership guidelines which we believe align our NEOs’ interests with the interests of our shareholders.

•	We use restricted stock because restricted stock retains value even in a depressed market and NEOs will be less likely to take unreasonable risks to get, or keep, options “in-the-money.”

•	The ECC has downward discretion over incentive program payouts.

•	For compensation benchmarking purposes, we employ an appropriate peer group derived from a standardized process.

COMPENSATION COMMITTEE REPORT

The ECC met with management to review and discuss the Compensation Discussion and Analysis disclosures in this Proxy Statement. Based on such review and discussion, the ECC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018, and the Corporation’s Board has approved that recommendation.

Submitted by the Executive Compensation Committee:

Richard B. Seager, Chairperson    Peter F. Smith    Robert W. Montler    Deborah Dick Pontzer    Jeffrey S. Powell

Nicholas N. Scott

COMPENSATION OF EXECUTIVE OFFCERS

Summary Compensation Table

The following table shows, for the years 2018, 2017, and 2016, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the principal executive officer, the principal financial officer and the next three highest paid executive officers.

Name and Principal Position	Year	Salary ($) (1)	Restricted Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5) (6)	Total ($)
Joseph B. Bower, Jr., President and Chief Executive Officer of CNB Financial Corp. and CNB Bank	2018 2017 2016	572,000 520,000 485,000	269,200 259,200 74,928	(7) (8)	285,867 124,800 61,498	428,235 339,880 299,836	47,211 46,740 46,526	1,602,513 1,290,620 967,788
Brian W. Wingard Principal Financial Officer and Treasurer of CNB Financial Corp.; Executive Vice President and Chief Financial Officer of CNB Bank	2018 2017 2016	252,000 240,000 224,000	60,005 46,008 45,838	(7)	108,089 48,000 17,002	— — —	36,888 36,136 35,810	456,982 370,144 322,650
Richard L. Greslick, Jr. Secretary of CNB Financial Corp.; Senior Executive Vice President and Chief Support Officer of CNB Bank	2018 2017 2016	283,000 260,000 243,000	81,245 50,000 45,838	(7)	142,222 78,000 49,037	58,253 44,430 33,802	48,246 44,951 44,729	612,966 477,381 416,406
Mark D. Breakey Senior Executive Vice President and Chief Credit Officer of CNB Bank	2018 2017 2016	250,000 235,000 224,000	58,739 46,008 45,838	(7)	106,667 65,800 32,722	163,404 134,676 132,457	40,487 39,280 39,033	619,297 520,764 474,050
Joseph E. Dell, Jr. Senior Executive Vice President and Chief Commercial Banking Officer of CNB Bank	2018 2017 2016	270,000 253,000 230,000	63,262 46,500 47,601	(7)	115,200 68,310 47,316	— — —	44,168 44,135 43,717	492,630 411,945 368,634

(1)	The amounts shown represent amounts earned for the fiscal year, whether or not actually paid during such year.
(2)

Reflects shares of restricted stock awarded under the 2009 Stock Incentive Plan valued at the dollar amount recognized for financial reporting purposes in accordance with ASC Topic 718. The shares of restricted stock that remain subject to forfeiture entitle the NEO to all of the rights of a shareholder generally, including the right to vote the shares and receive any dividends that may be paid thereon. The shares of restricted stock awarded vest equally over a four-year period. The shares continue to be subject to risk of forfeiture, which will lapse upon vesting. Accelerated vesting will occur and restrictions will lapse in the event that certain change in control events or normal retirements occur.

(3)	Amount represents cash payments made under the Corporation’s Non-Equity Incentive Plan.
(4)	The Change in Pension Value reflects the change in value of the Corporation’s non-qualified supplemental executive retirement plan.
(5)	Amounts stated in this column for 2018 include:

	Profit Sharing Contribution ($)	401(k) Match Contribution ($)	Life Insurance Premiums ($)	Auto Benefits ($)	Club Dues ($)	Total ($)
Joseph B. Bower, Jr.,	24,856	11,000	1,499	5,813	4,043	47,211
Brian W. Wingard	24,856	11,000	297	—	735	36,888
Richard L. Greslick, Jr.	24,856	11,000	288	8,607	3,495	48,246
Mark D. Breakey	24,856	11,000	861	—	3,770	40,487
Joseph E. Dell, Jr.	24,856	11,000	1,049	7,263	—	44,168

(6)

It is the policy of the Corporation to pay dues to certain service and social organizations for the executive officers. The incremental cost of these dues were minimal and the aggregate amount of such compensation did not exceed $10,000 for any named executive officer for any of the years shown.

(7)

In 2018, all NEOs received performance-based restricted stock awards. The amount reported for the value of the awards is based on the aggregate compensation cost to be recognized over the three-year service period based on the most probable outcome. Using performance data available as of December 31, 2018, the amount reported above represents the value of the award at the grant date assuming that the highest level of performance conditions would be achieved.

(8)

In 2017, Mr. Bower received performance-based restricted stock awards. The amount reported for the value of the awards was based on the aggregate compensation cost to be recognized over the three-year service period based on the most probable outcome. Using performance data available as of December 31, 2017, the amount reported above is also the value of the award at the grant date assuming the highest level of performance conditions would be achieved.

Stock Incentive Plan

The 2009 Stock Incentive Plan was initially adopted by the Corporation’s Board and subsequently approved by the Corporation’s shareholders at its annual meeting held in 2009. Certain full or part-time employees of the Corporation, any parent, subsidiary or affiliate thereof, or persons who serve the Corporation or an affiliate as a director, are eligible to receive awards under the 2009 Stock Incentive Plan. Awards may be granted in the form of non-statutory stock options or restricted stock awards. The 2009 Stock Incentive Plan provides that the option exercise price for each share of common stock covered by a stock option will not be less than the fair market value of a share of common stock on the date the option is granted and that the term of the option may not exceed ten years from the grant date. For this purpose, fair market value is determined by reference to the closing price of the common stock on the date of grant or, if the grant date is not a trading day, the trading day immediately preceding the grant date.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued under the 2009 Stock Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders	—	—	159,224
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	159,224

Grants of Plan-Based Awards in 2018

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Share Units(1)	Grant Date Fair Value of Shares
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(2)
Joseph B. Bower, Jr.	2/21/18	100,500	201,000	301,500	2,318	4,636	6,954	3,091	208,011
Brian W. Wingard	2/21/18	38,000	76,000	114,000	446	892	1,337	892	48,025
Richard L. Greslick, Jr.	2/21/18	50,000	100,000	150,000	604	1,207	1,811	1,207	64,985
Mark D. Breakey	2/21/18	37,500	75,000	112,500	437	873	1,309	873	47,002
Joseph E. Dell, Jr.	2/21/18	40,500	81,000	121,500	470	940	1,410	940	50,610

(1)	Time-based awards vest ratably over a three-year period.
(2)	Fair value of stock award computed in accordance with ASC Topic 718.

Outstanding Equity Awards at 2018 Fiscal Year-End

Name	Number of Time-Based Shares That Have Not Vested		Market Value of Shares That Have Not Vested ($) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units, or Other Rights that have not vested (#)		Equity Incentive Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($) (1)
Joseph B. Bower, Jr.	1,000 2,125 1,927 3,091	(2) (3) (4) (5)	22,950 48,769 44,225 70,938	— — 5,306 4,636	(6) (7)	— — 121,773 106,396
Brian W. Wingard	625 1,300 1,331 892	(2) (3) (8) (5)	14,344 29,835 30,546 20,471	— — — 892	(7)	— — — 20,471
Richard L. Greslick, Jr.	625 1,300 1,447 1,207	(2) (3) (8) (5)	14,344 29,835 33,209 27,701	— — — 1,207	(7)	— — — 27,701
Mark D. Breakey	625 1,300 1,331 873	(2) (3) (8) (5)	14,344 29,835 30,546 20,035	— — — 873	(7)	— — — 20,035
Joseph E. Dell, Jr.	625 1,350 1,346 940	(2) (3) (8) (5)	14,344 30,983 30,891 21,573	— — — 940	(7)	— — — 21,573

(1)	The amount shown represents the number of awards that have not vested multiplied by the closing price of the Corporation’s common stock on December 31, 2018, which was $22.95.
(2)	Stock awards vest 25% on each anniversary of the grant date, which was February 10, 2015.
(3)	Stock awards vest 25% on each anniversary of the grant date, which was February 9, 2016.
(4)	Stock awards vest 33% annually on January 31 following the grant date, which was February 14, 2017.
(5)	Stock awards vest 33% annually on January 31 following the grant date, which was February 13, 2018.
(6)	The number of shares reported represents the target number of performance shares awarded on February 14, 2017.
(7)	The number of shares reported represents the target number of performance shares awarded on February 13, 2018, as disclosed in “Grants of Plan-Based Awards in 2018” table.
(8)	Stock awards vest 25% annually on January 31 following the grant date, which was February 14, 2017.

The following table sets forth information concerning the vesting in 2018 of time-based restricted stock awards granted to the NEOs.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Joseph B. Bower, Jr.	3,901	104,735
Brian W. Wingard	2,119	56,874
Richard L. Greslick, Jr.	2,195	58,916
Mark D. Breakey	2,144	57,544
Joseph E. Dell, Jr.	2,149	57,672

(1)	Value realized calculated by multiplying the number of shares vesting by the closing price of the Corporation’s common stock on the applicable vesting dates.

Pension Benefits

Name	Plan Name		Number of Years Credited Service	Present Value of Accumulated Benefit ($)
Joseph B. Bower, Jr.	SERP	(1)	21	2,385,385
Brian W. Wingard			N/A	—
Richard L. Greslick, Jr.	SERP	(1)	20	194,835
Mark D. Breakey	SERP	(1)	27	944,959
Joseph E. Dell, Jr.			N/A	—

(1)	The SERP is described below. This plan is offset by tax-free earnings from Bank-owned life insurance.

Retirement Plan

The Corporation maintains the CNB Bank Employee’s Savings and Profit Sharing Plan and Trust (the “Plan”). The Plan permits eligible employees to make pre-tax contributions up to 70% of salary. Employees 21 years of age or over with a minimum of one-year full-time service are eligible for matching contributions by the Corporation at 100% of elective contributions not to exceed 3% of plan salary plus 50% of elective contributions that exceed 3% of plan salary but do not exceed 5% of plan salary. A profit sharing non-contributory pension plan component is in place for employees 21 years of age or over with a minimum of one-year full-time service and allows employer contributions of 6% based on current year’s compensation plus 5.7% of the compensation for all employees in excess of $128,400, subject to a $275,000 salary limit. The Corporation’s total contributions to the Plan for all employees were approximately $799,000 for the 401(k) savings plan component and $1,523,000 for the profit sharing non-contributory pension plan component.

Supplemental Executive Retirement Plan

The Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans. Because of these limitations and in order to provide certain executives with adequate retirement income, the Bank has entered into SERP agreements that provide retirement benefits to certain executives in the manner discussed below.

The Bank has entered into agreements with Messrs. Bower, Greslick and Breakey to provide each executive with an annual supplemental retirement benefit at age 65 equal to a percentage of the executive’s final average compensation (i.e., average annual base salary for prior three years plus average annual bonus for prior five years) paid for twenty years reduced, as applicable, by amounts attributable to Social Security, the annual benefit that could be provided by contributions by the Corporation and the Bank (other than the executive’s elective deferrals) to the Plan and the earnings on those amounts, calculated on an actuarial equivalent basis. The annual supplemental retirement benefit percentage at age 65 is 75% for Messrs. Bower and Greslick and 65% for Mr. Breakey.

Reduced amounts will be payable under each SERP in the event the executive takes early retirement after age 55. Reduced amounts will also be paid in twenty equal annual installments to a designated beneficiary if the executive dies or becomes disabled prior to the commencement of benefits and any unpaid installments will be paid to such beneficiary if the executive dies after the commencement of benefits.

The SERP is considered an unfunded plan for tax purposes and a “top hat” plan for purposes of ERISA. All obligations arising under the SERP are payable from the general assets of the Bank.

The SERP also provides for termination and change of control benefits with such benefits payable over a twenty-year period. If a termination or change of control would have occurred at December 31, 2017, the following aggregate amounts would have been paid: Mr. Bower – $5,214,127 (change in control), $3,969,998 (termination); Mr. Greslick – $2,053,221 (change in control), $0 (termination); and Mr. Breakey – $1,313,177 (change in control), $1,236,901 (termination).

Executive Deferred Compensation Plan

We have established a deferred compensation plan for executive officers. Annually, executive officers can defer up to 75% of their base compensation and 100% of all bonuses. If 100% of incentive compensation is deferred, the executive is responsible for payment of applicable payroll taxes. All deferred compensation is a general liability of the Bank. Any appreciation or depreciation in each participant’s account value will reflect the performance of the underlying investments. Deferred compensation will serve as a funding source for a Rabbi trust. Investments are expected to closely match the appreciated or depreciated liability. Distributions are received in lump sum or annuity upon normal retirement, death, or disability. Any variance will be adjusted by an expense or gain to the Bank. The plan provides tax advantages to the participants and participation in the plan further aligns the interests of participants with those of our shareholders. Accounting treatment for this plan is subject to the ASC Topic 718.

Nonqualified Deferred Compensation

The following table includes information about the activity in, amounts earned, and balances of each NEO’s account under the CNB Financial Corporation Executive Deferred Compensation Plan.

Name	Executive Contributions in 2018 ($)(1)	Corporation Contributions in 2018 ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2018 ($)
Joseph B. Bower, Jr.	85,800	—	(4,477)	—	286,791
Brian W. Wingard	—	—	—	—	—
Richard L. Greslick, Jr.	40,000	—	(10,379)	—	89,211
Mark D. Breakey	—	—	3,189	—	118,327
Joseph E. Dell, Jr.	—	—	—	—	—

(1)	Executive contributions are included in the applicable amounts within the salary column of the Summary Compensation Table.

Termination and Change in Control Benefits

As discussed under “Employment Contracts” and “Supplemental Executive Retirement Plan” above, the Corporation provides additional benefits to the NEOs in the event of retirement or termination of employment in certain circumstances and in the event of a change in control. We have summarized and quantified the estimated payments under the agreements, assuming a termination event occurred on December 31, 2018, below.

	Joseph B. Bower, Jr.	Brian W. Wingard	Richard L. Greslick, Jr.	Mark D. Breakey	Joseph E. Dell, Jr.
Death, Retirement or Disability
Restricted Stock Vesting	339,883	104,572	117,789	103,939	107,679
Discharge Without Cause – No Change in Control
Lump Sum Cash Payment SERP Payment Increased SERP Benefit	2,180,871 3,969,998 1,584,613	774,243 — —	1,114,531 — —	795,991 1,236,901 291,942	867,355 — —
Discharge Without Cause – Change in Control-Related
Lump Sum Cash Payment SERP Payment Increased SERP Benefit	2,180,871 3,969,998 2,828,742	774,243 — —	1,114,531 — 1,858,386	795,991 1,236,901 368,218	867,355 — —

Executive Compensation Committee Interlocks and Insider Participation

The members of the ECC are Messrs. Seager (Chairperson), Montler, Pontzer, Powell, Scott, and Smith. No person who served as a member of the ECC during 2018 was a current or former officer or employee of the Corporation or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with the Corporation required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2018, which generally means that no executive officer of the Corporation served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the ECC of the Corporation.

CERTAIN TRANSACTIONS

Directors and officers of the Corporation and certain business organizations and individuals associated with them have been customers of and have had normal banking transactions with CNB Bank. All such transactions have been in the ordinary course of business, on terms substantially equivalent, including interest rates and collateral, to those which prevailed at the time in comparable transactions with persons not related to the Corporation or the Bank and do not involve more than the normal risk of collectability or present other unfavorable features.

Code of Ethics

The Board has approved a Code of Ethics for Officers and Directors. The Code of Ethics can be found at the Bank’s website, www.cnbbank.bank.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to the Corporation’s Code of Conduct, directors, officers, agents, attorneys and immediate family members of such persons and business entities in which such persons have, directly or indirectly, a majority or controlling interest should at all times be free of any conflicting interests when acting on behalf of the Corporation or any of its affiliates.

The Code of Conduct specifies that loan transactions involving such persons will be governed by regulatory rules and regulations restricting rates and terms, the Corporation’s general lending policies and the Corporation’s insider loans policy and such loans must be approved by an authorized lending officer other than the person in question.

The Code of Conduct further requires that all potential conflict of interest situations be reported. Any person who wishes to obtain approval of a particular action, or waiver of any requirements of the Code of Conduct in any particular situation, must apply for approval or waiver by disclosing all relevant facts and circumstances to the approving authority. For directors, the Corporation’s Board may grant approval or waivers. For officers, the executive officer responsible for the department to which the officer is assigned may grant approval or waivers and for all others, the Corporation’s Chairperson or President may grant such approval or waivers. Persons subject to the Code of Conduct and wishing to engage in a purchase, lease or sale of any assets or services from or to the Corporation or any of its affiliates, other than in the ordinary course of business, must disclose the facts to the Corporation’s Board, which shall then determine whether to approve such transaction.

STOCK OWNERSHIP

Stock Owned by Management and Directors

The following table presents information known to us regarding the beneficial ownership of our common stock as of the record date of February 26, 2019 by each of our directors and NEOs and by all of our directors, NEOs and other executive officers as a group. All information as to beneficial ownership has been provided to us by the directors, NEOs and other executive officers, and unless otherwise indicated, each of the directors, NEOs and other executive officers has sole voting and investment power over all of the shares they beneficially own.

Name	Shares Beneficially Owned (1)		Percentage of Shares Outstanding (5)
Joseph B. Bower, Jr.	43,875	(2)(3)	*
	264,296	(4)	1.7%
Joseph E. Dell, Jr.	9,898		*
Robert W. Montler	53,879		*
Joel E. Peterson	9,136		*
Deborah Dick Pontzer	24,987		*
Jeffrey S. Powell	230,180	(2)	1.5%
Richard B. Seager	16,367		*
Peter F. Smith	78,482	(2)	*
Francis X. Straub, III	18,370		*
Mark D. Breakey	31,155		*
Richard L. Greslick, Jr.	18,812		*
Nick Scott, Jr.	10,899		*
Peter C. Varischetti	8,273
Brian W. Wingard	11,475		*
Directors and Executive Officers as Group (17 persons) (6)	582,582		3.8%

(1)	Information furnished by directors, NEOs and other executive officers.
(2)	Includes joint ownership with relatives as to which the director or officer has joint voting or investment powers.
(3)	Includes shares through a trust or pension plan agreement.
(4)	Includes shared voting rights for shares indirectly held in trust for the Plan.
(5)	* represents less than 1%.
(6)	Excludes shares indirectly held in trust for the Plan.

Stock Owned by 5% Shareholders

As of the February 26, 2019 record date, there are no shareholders who are known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding common stock.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Joseph B. Bower, Jr., our CEO. For 2018, our most recently completed fiscal year, the median of the annual total compensation of all of the Corporation’s employees was $41,648, and the annual total compensation of our CEO, as reported in the “Summary Compensation Table” included in this Proxy Statement and adjusted for the value of non-discriminatory health insurance benefits, was $1,615,736. As a result, our CEO’s annual total compensation was 39 times that of the median of the annual total compensation of all employees.

To identify the median of the annual total compensation for all of the Corporation’s employees, as well as to determine the annual total compensation of our median employee and CEO, we took the following steps:

1.

We determined that, as of December 31, 2018, our employee population consisted of 558 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the SEC on March 7, 2019 (the “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees.

a.

In our 2018 proxy statement, we selected November 30, 2017 as the date upon which we identified the “median employee.” In this Proxy Statement, we selected December 31, 2018, which is within the last three months of 2018, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

2.

To identify the “median employee” from our employee population, we compared the salary amount of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018.

3.

We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

4.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $36,583. The difference between such employee’s salary and the employee’s annual total compensation represents the estimated value of such employee’s health care benefits (estimated for the employee and such employee’s eligible dependents at $5,065).

5.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report, then added the value of non-discriminatory health insurance benefits.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under SEC rules, the Corporation’s directors, executive officers and beneficial owners of more than 10% of the Corporation’s equity securities are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Corporation believes that during fiscal 2018, such SEC filing requirements were satisfied.

Other Matters to Come Before the 2019 Annual Meeting

The Board does not intend to bring any other matters before the annual meeting and does not know of any matter which anyone proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment.

Shareholder Proposals for the 2020 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2020 annual meeting of shareholders, must be addressed to Joseph B. Bower, Jr., President, CNB Financial Corporation, P.O. Box 42, Clearfield, PA 16830, and received no later than November 11, 2019.

In addition, any shareholder who wishes to propose a nominee to the Board or propose any other matter to be acted upon at the 2020 annual meeting of shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must submit such proposals to the Corporation no later than January 31, 2020.

By Order of the Board of Directors,

Richard L. Greslick, Jr., Secretary

Clearfield, Pennsylvania

March 13, 2019

Appendix A

Director Election Charter Amendment

1.	The Amended and Restated Articles of Incorporation of CNB Financial Corporation are hereby amended by adding the following Article 10:

“10. In elections for directors, if a quorum is present, directors shall be elected by a “majority of votes cast” (as defined herein), unless the election is contested, in which case directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For purposes of this Article 10, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.”

Appendix B

Uncertificated Shares Charter Amendment

1.	The Amended and Restated Articles of Incorporation of CNB Financial Corporation are hereby amended by adding the following Article 11:

“11. The corporation may issue uncertificated shares of any or all classes and series of the corporation’s shares.”

Appendix C

Bylaws Amendment

1.	Article III, Section 3.03(a) of the Bylaws is hereby amended by deleting such Article III, Section 3.03(a) and replacing it in its entirety with the following:

“(a)	Call of special meetings.—Special meetings of the shareholders may be called at any time:

(1) by the president of the corporation or by the order of the Board of Directors; or

(2) upon the written request of shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting.”

2.	Except as expressly or by necessary implication amended hereby, the Bylaws shall continue in full force and effect.

Appendix D

CNB Financial Corporation 2019 Omnibus Incentive Plan

(See attached.)

CNB FINANCIAL CORPORATION

2019 OMNIBUS INCENTIVE PLAN

i

ii

iii

CNB FINANCIAL CORPORATION

2019 OMNIBUS INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance conditions in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1    “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity. “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2    “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3    “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, an Other Equity-Based Award, or cash.

2.4    “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.5    “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.6    “Board” shall mean the Board of Directors of the Company.

2.7    “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) willful commission by the Grantee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by the Grantee of an act of fraud in the performance of such Grantee’s duties on behalf of the Company; or (c) the continuing failure of the Grantee to perform the duties of such Grantee to the Company (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Grantee by the Board or the Committee. For purposes of this Plan, no act or failure to act on the Grantee’s part shall be considered “willful” unless done or omitted to be done by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interests of the Company. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.8    “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.9    “Change in Control” shall mean, subject to Section 18.10, the occurrence of any of the following:

(a)    Any Person (other than the Company or any Affiliate) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing (i) 50% or more of the combined voting power of the Company’s then-outstanding securities or (ii) 25% or more, but less than 50%, of the combined voting power of the Company’s then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by the Board;

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) (together with any new directors whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

(c)    The Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the combined voting power of the securities of the Company immediately prior to such reorganization, merger, or consolidation (or other securities into which such securities are converted as part of such reorganization, merger, or consolidation) own, directly or indirectly, at least a majority of the combined voting power of the securities of the surviving Person in such reorganization, merger, or consolidation transaction immediately after such transaction;

(d)    The consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group (other than the Company or any Affiliate); or

(e)    The liquidation, winding up, or dissolution of the Company.

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The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.10    “Code” shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.11    “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12    “Company” shall mean CNB Financial Corporation, a Pennsylvania corporation, and any successor thereto.

2.13    “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.14    “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.15    “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.16    “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Section 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.17    “Effective Date” shall mean April 16, 2019, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been approved by the Board on [Date].

2.18    “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19    “Exchange Act” shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended, and any successor thereto.

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2.20    “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a)    If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)    If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.21    “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (or such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (or such Grantee) own more than fifty percent (50%) of the voting interests.

2.22    “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.23    “Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.24    “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.25    “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.26    “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

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2.27    “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.28    “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Section 8.

2.29    “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.30    “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.31    “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, or a Dividend Equivalent Right.

2.32    “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

2.33    “Performance-Based Award” shall mean an Award made subject to the achievement of performance conditions over a Performance Period specified by the Committee.

2.34    “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.35    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.9, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

2.36    “Plan” shall mean this CNB Financial Corporation 2019 Omnibus Incentive Plan, as amended from time to time.

2.37    “Prior Plan” shall mean the CNB Financial Corporation 2009 Stock Incentive Plan.

2.38    “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.39    “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Section 10.

2.40    “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.41    “SAR Price” shall mean the per share exercise price of a SAR.

2.42    “Securities Act” shall mean the Securities Act of 1933, as now in effect or as hereafter amended, and any successor thereto.

2.43    “Securities Market” shall mean an established securities market.

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2.44    “Separation from Service” shall have the meaning set forth in Code Section 409A.

2.45    “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.46    “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who provides bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.47    “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.48    “Share Limit” shall have the meaning set forth in Section 4.1 .

2.49    “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.50    “Stock” shall mean common stock, no par value per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1 .

2.51    “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Section 9.

2.52    “Stock Exchange” shall mean the NASDAQ Stock Market, the New York Stock Exchange, or another established national or regional stock exchange.

2.53    “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided however, for purposes of Incentive Stock Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

2.54    “Substitute Award” shall mean an Award granted under the Plan in substitution for outstanding awards previously granted under a compensatory plan of a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.55    “Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of voting Capital Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

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2.56    “Unrestricted Stock” shall mean Stock that is free of any restrictions.

3.	ADMINISTRATION OF THE PLAN

3.1 Committee.

3.1.1     Powers and Authorities

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2     Composition of the Committee. The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director and (b) an independent director in accordance with the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Executive Compensation Committee of the Board or a subcommittee thereof, if the Executive Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3     Other Committees. The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements for membership set forth in Section 3.1.2, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

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3.1.4     Delegation by the Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2 Board. The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards

3.3.1     Committee Authority. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)    designate Grantees;

(b)    determine the type or types of Awards to be made to a Grantee;

(c)    determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d)    establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)    prescribe the form of each Award Agreement evidencing an Award;

(f)    subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair such Grantee’s rights under such Award; and

(g)    make Substitute Awards.

3.3.2     Forfeiture; Recoupment. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions

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taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)    Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.4    No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.

3.5    Deferral Arrangement. The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6    No Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.6 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.7    Registration; Share Certificates. Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

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4.	STOCK SUBJECT TO THE PLAN

4.1    Number of Shares of Stock Available for Awards. Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (a) three hundred thousand (300,000) shares of Stock, plus (b) the number of shares of Stock available for future awards under the Prior Plan as of the Effective Date, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock and become available for issuance under the Plan (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2    Adjustments in Authorized Shares of Stock. In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and/or to grant Substitute Awards under the Plan for such awards. Assumed awards shall not, but Substitute Awards shall, reduce the number of shares of Stock otherwise available for issuance under the Plan, and shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3    Share Usage. Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b)    Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10, will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award. The number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award, regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. A number of shares of Stock equal to the maximum number of shares issuable under a Performance-Based Award shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance-Based Award to the extent different from such number of shares.

(c)    If any shares of Stock covered by an Award under the Plan or any award outstanding under the Prior Plan as of the Effective Date are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award or award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.

(d)    The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.

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5.	TERM; AMENDMENT AND TERMINATION

5.1    Term. The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The Plan shall terminate on the first to occur of (a) 11:59pm ET on the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3; provided, however, that Incentive Stock Options may not be granted under the Plan more than ten (10) years after the date of the Board’s adoption of the Plan. No Awards may be granted after termination of the Plan, and upon such termination of the Plan, all then-outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2    Amendment, Suspension, and Termination. The Committee may, at any time and from time to time, amend or suspend the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment or suspension of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders. The Board may, at any time, terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1    Eligible Grantees. Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2    Annual Limitations. Subject to adjustment as provided in Section 16:

(a)    The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director, is one hundred twenty thousand (120,000) shares.

(b)    The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Stock-denominated, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director, is forty thousand (40,000) shares.

(c)    The maximum number of shares of Stock subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the calendar year, shall not exceed two hundred fifty thousand dollars ($250,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the foregoing limitation shall not apply to the extent that a Non-Employee Director has been or becomes an employee of the Company during the calendar year.

6.3    Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem,

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exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price. The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date.

8.2    Vesting and Exercisability. Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

8.3    Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a Service Provider who is employed or providing services outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4    Termination of Service. Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

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8.5    Limitations on Exercise of Option. Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 which results in the termination of such Option.

8.6    Method of Exercise. Subject to the terms of Section 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of written notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7    Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8    Delivery of Stock. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9    Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10    Family Transfers. The Committee, in its sole discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10    or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

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8.11    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any Subsidiary, (b) to the extent specifically provided in the related Award Agreement, (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000), and (d) to the extent such Option fulfills all other requirements under Code Section 422. Except to the extent provided under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12    Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1    Right to Payment and SAR Price. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2    Other Terms. Subject to Sections 9.3 and 16.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3    Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4    Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

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9.5    Transferability of SARs. Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6    Family Transfers. The Committee, in its sole discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1    Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2    Restrictions. Subject to Sections 16.3 and 18.10, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3    Registration; Restricted Stock Certificates. Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

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10.4    Rights of Holders of Restricted Stock. Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Notwithstanding the foregoing, unless the Committee provides otherwise in an Award Agreement, cash dividends declared or paid on shares of Restricted Stock that vest or are earned based upon the achievement of performance goals shall not become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5    Rights of Holders of Restricted Stock Units and Deferred Stock Units

10.5.1     Voting and Dividend Rights. Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 12.1.

10.5.2     Creditor’s Rights. A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6    Termination of Service. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7    Purchase of Restricted Stock. The Grantee of an Award of Restricted Stock shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock. Such purchase price shall be payable in a form provided in Section 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

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10.8    Delivery of Shares of Stock. Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1    Unrestricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2    Other Equity-Based Awards. The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1    Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that, notwithstanding the foregoing, unless the Committee provides otherwise in an Award Agreement, Dividend Equivalent Rights granted as a component of an Award that vests or is earned based upon the achievement of performance goals shall not become payable unless and until the Award to which the Dividend Equivalent Rights correspond become vested and settled.

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12.2    Termination of Service. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1    Grant of Performance-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2    Value of Performance-Based Awards. Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

13.3    Earning of Performance-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4    Form and Timing of Payment of Performance-Based Awards. Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (b) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. The applicable Award Agreement shall specify the circumstances in which Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards.

13.5    Performance Conditions. The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such performance goals, business criteria, and other measures of performance, with or without adjustment, as it may deem appropriate in establishing any performance conditions.

14.	FORMS OF PAYMENT

14.1    General Rule. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

14.2    Surrender of Shares of Stock. To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

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14.3    Cashless Exercise. To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option and payment of any withholding taxes described in Section 18.3 may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

14.4    Other Forms of Payment. To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option, for the purchase price, if any, for Restricted Stock, or for any withholding taxes described in Section 18.3 may be made in any other form that is consistent with Applicable Laws, including (a) with respect to the purchase price of Restricted Stock only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Committee, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the applicable tax withholding amount.

15.	REQUIREMENTS OF LAW

15.1    General. The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2    Rule 16b-3. During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan

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and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1    Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, the individual share limitations set forth in Section 6.2 shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

16.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control

Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted, including any adjustment to the performance conditions applicable to such Awards deemed appropriate by the Committee and including any adjustment so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

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16.3    Change in Control in which Awards are not Assumed. Upon the occurrence of a Change in Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)    Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i)    At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders;

and/or

(ii)    The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.

(b)    For Performance-Based Awards, such Performance-Based Awards shall either (i) be treated as though target performance has been achieved but shall be pro-rated by a fraction, the numerator of which is the number of days from the beginning of the performance period for such Award to and including the date of the consummation of the Change in Control, and the denominator of which is the total number of days in the performance period for such Award or (ii) be determined based on achievement of actual performance as of a date reasonably proximal to the date of consummation of the Change in Control (based on pro-rated performance conditions through such date) as determined by the Committee, in its sole discretion, in each case, whichever approach results in the greater number of Performance-Based Awards vesting or becoming earned. After application of this Section 1.1.1(b), if any Awards arise from application of this Section 1.1.1(b), such Awards shall be settled under the applicable provision of Section 1.1.1(a).

(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

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16.4    Change in Control in which Awards are Assumed. Upon the occurrence of a Change in Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(d)    The Plan and the Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards, or for the substitution for such Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, or other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

(e)    In the event a Grantee’s Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Grantee’s employment is terminated by the Company without Cause within the twenty-four (24)-month period following the consummation of such Change in Control, the Grantee’s Award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration date of the Award).

16.5    Adjustments.

Adjustments under this Section 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Section 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

16.6    No Limitations on Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17.	PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and

(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits

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under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments, then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments, in each case with the payments to be made furthest in the future being reduced first.

18.	GENERAL PROVISIONS

18.1    Disclaimer of Rights. No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2    Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3    Withholding Taxes

(a)    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

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(b)    The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

18.4    Captions. The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5    Construction. Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6    Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7    Number and Gender. With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9    Governing Law. The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10    Section 409A of the Code. The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

(b)    Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation

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Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

(c)    Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

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To record adoption of the Plan by the Board as of [Date] and approval of the Plan by the Company’s stockholders as of April 16, 2019, the Company has caused its authorized officer to execute the Plan.

CNB FINANCIAL CORPORATION

By:

Name:
Title:

PROXY

CNB Financial Corporation

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Ms. Kylie Graham and Ms. Alyssa Lumadue, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of CNB Financial Corporation (the “Corporation”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the main office of CNB Bank, One South Second Street, Clearfield, PA 16830 on April 16, 2019, 2:00 P.M. Eastern Time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR ANY NOMINEE IT WILL BE VOTED “FOR” ALL NOMINEES UNDER PROPOSAL 1 AND WILL BE VOTED “FOR” PROPOSALS 2, 3, 4, 5, 6 AND 7. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held April 16, 2019.

The Proxy Statement and our 2018 Annual Report to Shareholders

are available at: http://www.viewproxy.com/CNBFinancial/2019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

Proposal 1. Election of Class 2 Directors

	FOR	AGAINST	ABSTAIN
01 Richard L. Greslick, Jr.	☐	☐	☐
02 Deborah Dick Pontzer	☐	☐	☐
03 Nicholas N. Scott	☐	☐	☐

Proposal 2.	To amend our Amended and Restated Articles of Incorporation to specify the voting standard to be used in the election of directors to the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

CONTROL NUMBER

Please mark your votes like this	☒

Proposal 3.	To amend our Articles of Incorporation to authorize the issuance of uncertificated shares of any or all classes and series of the Corporation’s shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.	To amend our Bylaws to decrease the percentage of shareholders needed to call a special meeting of the shareholders from 50% to 20%.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.	To approve adoption of the CNB Financial Corporation 2019 Omnibus Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6.	To approve, on a non-binding advisory basis, the compensation program for our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7.	Ratification of appointment of independent registered public accounting firm, Crowe LLP, for the year ending December 31, 2019.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

WILL ATTEND THE MEETING ☐

Date:	, 2019

Signature

Signature

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

As a shareholder of CNB Financial Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 15, 2019.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/CCNE	TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616	MAIL Vote Your Proxy by Mail:

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY